Exhibit 10.2

OFFICE LEASE

BY AND BETWEEN

DWF IV CENTURY PLAZA, LLC,

a Delaware limited liability company,

As Landlord

And

TERNS, INC.,

a Delaware corporation,

as Tenant

For Leased Premises at Suite 100,

1065 East Hillsdale Boulevard, Foster City, California 94404

OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is entered and dated for reference purposes only as March 1, 2019, by and between “Landlord” and “Tenant” (as such terms are defined below).

ARTICLE 1 SALIENT LEASE TERMS

In addition to the terms defined throughout this Lease, the following salient terms shall have the following meanings when referred to in this Lease:

1.1	Rent Payment Address:

Address for payment by regular mail:

DWF IV Century Plaza, LLC

P.O. Box 7613

San Francisco, CA 94120-7613

Address for payment by overnight delivery:

City National Bank

150 California Street, Suite 1300

San Francisco, CA 94111

Attn.: Chris Hein

Instructions for payment by wire transfer:

In accordance with separate wiring instructions provided in writing by Landlord

1.2	“Landlord” and Notice Address:

DWF IV Century Plaza, LLC,

c/o Divco Real Estate Services, Inc.

575 Market Street, 35th Floor

San Francisco, CA 94105

Attn.: Property Manager

With a copy to: Divco West Real Estate Services, Inc.

575 Market Street, 35th floor

San Francisco, CA 94105

Attention: Asset Manager

1.3	“Tenant” and Notice Address

Terns, Inc.

Prior to Commencement Date:

1810 Gateway Drive, Suite 320

San Mateo, CA 94404

Attention: Margaret Robinson, Associate Director, Finance

From and after Commencement Date:

At the Leased Premises

Attention: Margaret Robinson, Associate Director, Finance

1.4	“Leased Premises:”	Approximately 9,751 square feet of Rentable Area (hereinafter defined) in Suite 100 of the Building.

1.5	“Building:”

That building located at 1065 Hillsdale Boulevard, Foster City, California 94404,

containing approximately 115,629 square feet of Rentable Area, which shall be deemed the actual square footage of Rentable Area in the Building.

1.6	Complex:	The “Complex” means (i) the Building and the Common Areas (hereinafter defined), (ii) the land upon which the Building and the Common Areas are located 1065 Hillsdale Boulevard, Foster City, California 94404, and (iii) at Landlord’s discretion, any additional real property, areas, land, building or other improvements added thereto outside of the Complex.

1.7	“Commencement Date:”	May 1,2019.

1.8	“Term:”	Sixty-six (66) months from and including the Commencement Date and expiring on October 31, 2024 (the “Expiration Date”). Tenant has one option to extend the Term as provided in Exhibit E attached hereto.

1.9	“Minimum Monthly Rent:”	Time Period May 1, 2019—April 30, 2020	Minimum Monthly Rent $48,755.00 (subject to abatement for the Rent Abatement Period as provided below)

May 1, 2020 – April 30, 2021	$50,217.65
May 1, 2021 – April 30, 2022	$51,724.18
May 1, 2022 – April 30, 2023	$53,275.90
May 1, 2023 – April 30, 2024	$54,874.18
May 1, 2024 – October 31, 2024	$56,520.41

The foregoing schedule starts as of the Commencement Date of the Term of the Lease.

Landlord hereby agrees to abate Tenant’s obligation to pay Minimum Monthly Rent during the first six (6) months of the Term. Such period of abatement shall be referred to as the “Rent Abatement Period” and the total amount of the abated Minimum Monthly Rent being hereinafter referred to as the “Abated Rent Amount”). However, Tenant will still be responsible for the payment of all other monetary obligations under the Lease during the Rent Abatement Period and throughout the Term. Notwithstanding the foregoing, if Tenant at any time during the Term be in default after having been given notice and opportunity to cure and as a result of such default Landlord exercises its remedy to terminate this Lease in accordance with Article 25 below, then the total unamortized sum of such Abated Amount (amortized on a straight line basis over the initial Term of this Lease) so conditionally excused shall become immediately due and payable by Tenant to Landlord; provided, however, Tenant acknowledges and agrees that nothing in this subparagraph is intended to limit any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, the remedies under Civil Code Section 1951.2 and/or 1951.4 and any successor statutes or similar laws), in the event Tenant defaults under this Lease beyond any applicable notice and cure period.

Landlord shall have the right, upon prior written notice to Tenant at any time prior to application of the entire Rent Abatement Period, to purchase from Tenant any and all then remaining Abated Rent Amount as it applies to one or more of the remaining months in the Rent Abatement Period by paying to Tenant an amount equal to the unused balance of the Abated Rent Amount that Landlord elects to purchase back from Tenant based on a Minimum Monthly Rent of $48,755.00 for each month of the Rent Abatement Period that Landlord elects to purchase back (the “Abated Amount Purchase Price”). The Abated Amount

Purchase Price for any partial month of the Rent Abatement Period shall be prorated on a daily basis. Upon Landlord’s payment to Tenant of the Abated Amount Purchase Price with respect to the applicable remaining abatement months in the Rent Abatement Period, Tenant shall thereupon be required to pay Minimum Monthly Rent of $48,755.00 for each month of the Rent Abatement Period that Tenant would have been entitled to receive the Abated Rent Amount but for Landlord’s payment to Tenant of the Abated Amount Purchase Price.

1.10	Base Year for “Base Year Costs:”	For Base Operating Costs: 2019 calendar year For Base Taxes: 2019 calendar year.

1.11	“Letter of Credit Amount:”	$292,530.00, subject to reduction as provided in Section 8.2 below.

1.12	“Permitted Use:”	The Leased Premises shall be used solely for general office and administrative purposes, but for no other use.

1.13	Proportionate Share:	Tenant’s initial Proportionate Share is 8.43% based on the ratio that the Rentable Area of the Leased Premises bears to the Rentable Area of the Building.

1.14	“Brokers:”	Newmark Cornish & Carey representing Landlord and Tenant.

1.15	Guarantor	Not Applicable.

1.16	Parking Allocation:	Thirty-one (31) parking spaces based on the ratio of 3.15 spaces per 1,000 square feet of Rentable Area in the Leased Premises. Parking shall be free of additional separate charge for parking during the term (as such term may be extended).

1.17	Contents:	Included as part of this Lease are the following Exhibits and addenda which are attached hereto and incorporated herein by this reference:

Exhibits:  A – Floor Plan of the Leased Premises

B – Intentionally Deleted

C – Acknowledgment of Commencement Date

D – Rules & Regulations

E – Option to Extend and First Refusal Right to Expand

F – Initial Form of Letter of Credit from Silicon Valley Bank

ARTICLE 2 ADDITIONAL DEFINITIONS

The terms defined in this Article 2 shall, for all purposes of this Lease and all agreements supplemental hereto, have the meanings herein specified, unless expressly stated otherwise.

“Base Operating Costs” means the Operating Costs for the calendar year set forth in Section 1.10 hereof as such Operating Costs shall be increased to be what the Operating Costs would have been if the Building were one hundred percent (100%) leased and occupied during such calendar year. In addition, if any classes or types of expenses included in Base Operating Costs do not regularly recur in any subsequent Expense Year, such classes or types of expenses shall be removed from the Base Operating Costs for purposes of calculating the additional Rent due hereunder for such Lease Year.

“Base Taxes” means the Taxes for the calendar year set forth in Section 1.10 hereof.

“Common Areas” shall mean all areas and facilities outside the Leased Premises within the exterior boundaries of the parcel of land containing the Complex of which the Leased Premises form a part, together with the parking and access areas within the Complex, all as provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants of Landlord having the common use of such areas, and their respective authorized representatives and invitees. The Common Areas consist of the Complex Common Areas and the Building Common Areas. The “Complex Common Areas” as used in this Lease shall mean the portion of the Complex designated as such by Landlord. The “Building Common Areas” as use in this Lease shall mean the portions of the Common Areas located within the Building designated as such by Landlord. As of the date of this Lease, Common Areas include, without limitation, corridors, stairways, elevator shafts, janitor rooms in the Building, the driveways, and landscaped areas in the Complex. Landlord reserves the right to temporarily close, make alterations or additions to, or change the location of elements of the Complex and the Common Areas from time to time. The Common Areas include the Common Facilities (as hereinafter defined). The “Common Facilities” may include conference and training rooms designated by Landlord from time to time and Landlord reserves the right in its sole and absolute discretion to remove the Common Facilities at any time and use the space as additional space available for rent by a third party.

“Insurance Costs” shall mean all premiums and costs and expenses for all policies of insurance which may be obtained by Landlord in its discretion for (a) the Leased Premises, Building and the Complex, or any blanket policies which include the Building or Complex, covering damage thereto and loss of rents caused by fire and other perils Landlord elects to cover, including, without limitation, coverage for earthquakes and floods, (b) commercial general liability insurance for the benefit of Landlord and its designees and (c) such other coverage Landlord elects to obtain for the Leased Premises, Building or the Complex, including, without limitation, coverage for environmental liability and losses. Moreover, if Landlord does not carry earthquake, terrorism or another type of insurance for the Complex during the Base Year but carries such type of insurance for the Complex during any subsequent calendar year, then, for purposes of determining Insurance Costs for such calendar year, Base Operating Costs shall be deemed to be increased by the amount of the premium Landlord would have incurred for such type of insurance during the Base Year if Landlord had maintained such type of insurance for the same period of time during the Base Year as such insurance is maintained by Landlord during such calendar year. Conversely, if Landlord does carry earthquake, terrorism or another type of insurance for the Complex during the Base Year but does not carry such type of insurance for the Complex during any subsequent calendar year, then for purposes of determining Insurance Costs for such calendar year the Base Operating Costs shall be deemed to be decreased by the amount of the premium Landlord incurred for such type of insurance during the Base Year.

“Lease Year” means any fiscal year (as determined by Landlord), or portion thereof, following the commencement hereof, the whole or any part of which period is included within the Term.

“Operating Costs” means the total amounts paid or payable, whether by Landlord or others on behalf of Landlord, in connection with the ownership, maintenance, repair, replacement and operations of the Complex in accordance with Landlord’s standard operating and accounting procedures. Since the Complex consists of more than one building, certain Operating Costs may pertain to a particular building(s) and other Operating Costs to the Complex as a whole (such as Operating Costs for the Common Areas of the Complex). Landlord reserve the right to allocate Operating Costs applicable to any particular building within the Complex to the building (including the Building) in question whose tenants shall be responsible for payment of their respective proportionate shares in the pertinent building and other Operating Costs applicable to the Complex (such as the Common Areas of the Complex) shall be charged to each building in the Complex (including the Building) with the tenants in each such building being responsible for paying their respective proportionate shares in such building of such costs to the extent required under the applicable leases. Landlord shall in good faith attempt to allocate such Operating Costs to the buildings (including the Building) and such allocation shall be binding on Tenant. Operating Costs shall include, but not be limited to, the aggregate of the amount paid for the following costs at the Complex:

(1) all fuel used in heating and air conditioning;

(2) the amount paid or payable for all electricity furnished, arranged or obtained by Landlord (other than electricity furnished to and paid for by other tenants by reason of their extraordinary consumption of electricity and that furnished to the other building in the Complex for which the tenants of such other building are responsible for such electrical costs);

(3) the cost of periodic relamping and reballasting of lighting fixtures;

(4) the amount paid or payable for all hot and cold water (other than that chargeable to Tenants by reason of their extraordinary consumption of water and that furnished to other buildings in the Complex for which the tenants of such other building are responsible for such water costs) and sewer costs;

(5) the amount paid or payable for all labor and/or wages and other payments including cost to Landlord of workers’ compensation and disability insurance, payroll taxes, welfare and fringe benefits made to janitors, caretakers, and other employees, contractors and subcontractors of Landlord (including wages of the building managers) involved in the management, operation, maintenance and repair of the Complex;

(6) managerial and administrative expenses; the total charges of any independent contractors employed in the repair, care, operation, maintenance, and cleaning of the Complex;

(7) the amount paid or payable for all supplies occasioned by everyday wear and tear;

(8) the costs of climate control, window and exterior wall cleaning, telephone and utility costs of the Complex;

(9) the cost of accounting services necessary to compute the rents and charges payable by tenants and keep the books of the Complex;

(10) Fees for property management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), not to exceed the monthly rate of 3% of the gross revenues from the Complex, plus charges for office rent for property management, supplies, equipment salaries, wages, bonuses and other compensation (including fringe benefits, vacation, holidays and other paid absence benefits) relating to employees of Landlord or its property manager or agents engaged in the management, operation, repair, or maintenance of the Complex;

(11) fees for legal, accounting (including, without limitation, any outside audit as Landlord may elect in its sole and absolute discretion), inspection and consulting services;

(12) the cost of operating, repairing and maintaining the elevators;

(13) the cost of porters, guards, alarm (including any central station signaling systems) and other protection services;

(14) the cost of establishing and maintaining the directory board;

(15) payments for general maintenance and repairs to the plant and equipment supplying climate control at the Complex;

(16) the cost of supplying the type of services referred to in Article 11 hereof to the extent such services are not paid by individual tenants;

(17) amortization of the costs, including repair and replacement, of all maintenance and cleaning equipment and master utility meters and of the costs incurred for repairing or replacing all other fixtures, equipment and facilities serving or comprising a part of the Complex (including any equipment leasing costs associated therewith if applicable) which by their nature require periodic or substantial repair or replacement, and which are not charged fully in the year in which they are incurred, at rates on the various items determined from time to time by Landlord in accordance with sound accounting principles;

(18) community association dues, assessments and charges and property owners’ association dues, assessments and charges which may be imposed upon Landlord by virtue of any recorded instrument affecting title to the Building and the cost of any licenses, permits and inspection fees;

(19) all costs to upgrade, improve or change the utility, efficiency or capacity of any utility or telecommunication system serving the Complex;

(20) the repair and replacement, resurfacing and/or repaving of any paved areas, curbs or gutters of the Complex;

(21) the repair and replacement of any equipment or facilities serving or located within the Complex;

(22) the cost of any capital repairs, improvements and replacements made by the Landlord to the Complex (“Capital Costs”) which are (a) required to be made in order to conform to changes subsequent to the Commencement Date in any applicable laws, ordinances, rules, regulations, or orders of any governmental authority having jurisdiction over the Building or Common Areas (“laws”), or are first required to be made after the Commencement Date under any existing laws (noncompliance with any laws in effect as of the Commencement date of this Lease which is permitted under applicable law because such improvements were in compliance with applicable laws as of the date they were constructed shall be considered to be in compliance with applicable law under this Paragraph), (b) incurred for the purpose of reducing other operating expenses or utility costs, or (c) performed to install new or replace capital improvements or building service equipment when required because of normal wear and tear. The Capital Costs shall be includable in Operating Costs each year only to the extent of that fraction allocable to the year in question calculated by amortizing such Capital Cost over the reasonably useful life of the improvement resulting therefrom, as determined by Landlord in its good faith discretion, with interest on the unamortized balance at the higher of (i) eight percent (8%) per annum; or (ii) the interest rate as may have been paid by Landlord for the funds borrowed for the purpose of performing the work for which the Capital Costs have been expended, but in no event to exceed the highest rate permissible by law; and

(23) Insurance Costs.

Operating Costs shall not include the following:

(a) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Complex;

(b) such of the Operating Costs as are recovered from insurance proceeds or which were required by this Lease to be covered by insurance or which were paid for directly by Tenant or any third party;

(c) Costs arising from Landlord’s charitable or political contributions;

(d) Brokers’ or other leasing commissions and costs incurred in connection with entering into new leases or disputes under existing leases;

(e) costs associated with bad debt losses;

(f) expenses for any item or service not provided, offered or available to Tenant, but provided exclusively to certain other tenants at the Complex;

(g) depreciation and amortization on any mortgage;

(h) any ground lease or underlying lease payments;

(i) marketing costs including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Complex;

(j) costs for acquisition of sculpture, paintings or other objects of art, except to the extent to replace, when necessary, any sculpture, paintings or other objects of art existing at the Complex as of the date of this Lease so long as such item replaced is of like kind and quality;

(k) any costs, fines or penalties incurred due to violations by Landlord of any legal requirement which may have been in effect as of the Commencement Date of this Lease;

(l) expenses for any item or service not provided, offered or available to Tenant, but provided exclusively to certain other tenants in the Building;

(m) expenses for tenant improvement work or allowances, inducements, and other concessions for any tenant;

(n) the cost of any repairs, improvements, or replacements made to remedy any structural defect in the original structural design or construction of the Building or other buildings in the Complex.

(o) costs for the removal or abatement of Hazardous Materials to the extent required by applicable law to be removed or abated as of the Commencement Date but not removed or abated until after the Commencement Date, excluding such Hazardous Materials for which Tenant is responsible under this Lease; provided, however, that Operating Costs shall include (i) the costs of any routine monitoring of or testing for Hazardous Materials in, on, or about the Complex, and (ii) costs incurred in the cleanup or remediation of de minimis amounts of Hazardous Materials customarily used in office buildings or used to operate motor vehicles and customarily found in parking facilities shall be included as Operating Costs;

(p) costs to make any repairs to correct any defect to the Structural parts of the Building;

(q) except for the management fee to the extent allowed pursuant to item (10), above, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Complex to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(r) the cost of any capital repairs, improvements and replacements made by the Landlord to the Complex which are required by applicable laws in effect prior to the Commencement Date; or

(s) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services; or

(t) amounts incurred as a result of damage caused by earthquakes, to the extent (i) in excess of $1.00 per rentable square foot of the Building in any year, (ii) not includable in Operating Costs as a permitted capital expenditure, and (iii) not required by applicable laws.

Notwithstanding anything to the contrary contained in this Lease, there shall be no duplication of costs, charges or expenses required to be paid by Tenant pursuant to this Lease.

“Proportionate Share” or “Pro Rata Percent” shall be that fraction (converted to a percentage) the numerator of which is the Rentable Area (hereinafter defined) of the Leased Premises and the denominator of which is the Rentable Area of the Building. Tenant’s Proportionate Share as of the commencement of the Term hereof is specified in Section 1.13. Said Proportionate Share may be recalculated by Landlord as may be required effective as at the commencement of any period to which the calculation is applicable in this Lease. Notwithstanding the preceding provisions of this Section, Tenant’s Proportionate Share as to certain expenses may be calculated differently to yield a higher percentage share for Tenant as to certain expenses in the event Landlord permits other tenants in the Building to directly incur such expenses rather than have Landlord incur the expense in common for the Building (such as, by way of illustration, wherein a tenant performs its own janitorial services). In such case Tenant’s proportionate share of the applicable expense shall be calculated as having as its denominator the Rentable Area of all floors rentable to tenants in the Building less the Rentable Area of tenants who have incurred such expense directly. In any case in which Tenant, with Landlord’s consent, incurs such expenses directly, Tenant’s proportionate share will be calculated specially so that expenses of the same character which are incurred by Landlord for the benefit of other tenants in the Building shall not be prorated to Tenant. Nothing herein shall imply that Landlord will permit Tenant or any other tenant of the Building to incur any Operating Costs. Any such permission shall be in the sole discretion of the Landlord, which Landlord may grant or withhold in its arbitrary judgment.

“Real Estate Taxes” or “Taxes” shall mean and include all general and special taxes, assessments, fees of every kind and nature, duties and levies, charged and levied upon or assessed by any governmental authority against the parcel containing the Building and all other improvements on such parcel, including the various estates in such parcel and the Building and improvements thereon, any leasehold improvements, fixtures, installations, additions and equipment, whether owned by Landlord or Tenant or any other tenant; except that it shall exclude any taxes of the kind covered by Section 6.1 hereof to the extent Landlord is reimbursed therefor by any tenant in the Building. Real Estate Taxes shall also include the reasonable cost to Landlord of contesting the amount, validity, or the applicability of any Taxes mentioned in this Section but only to the extent of the savings. Further included in the definition of Taxes herein shall be general and special assessments, license fees, commercial rental tax, levy, or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Landlord in the Leased Premises, Building, parcel or in the Complex or on the act of entering into this Lease or, as against Landlord’s right to rent or other income therefrom, or as against Landlord’s business of leasing the Leased Premises, Building, parcel or the Complex, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant, of the Leased Premises, Building, parcel or any portion thereof or the Complex, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes. Further, if at any time during the term of this Lease the method of taxation or assessment of real estate or the income therefrom prevailing at the time of execution hereof shall be, or has been altered so as to cause the whole or any part of the Taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Landlord, wholly or partially, as a capital levy, business tax, fee, permit or other charge, or on or measured by the Rents received therefrom, then such new or altered taxes, regardless of their nature, which are attributable to the land, the Building or to other improvements on the land shall be deemed to be included within the term “Real Estate Taxes” for purposes of this Section, whether in substitution for, or in addition to any other Real Estate Taxes, save and except that such shall not be deemed to include any enhancement of said tax attributable to other income of Landlord. With respect to any general or special assessments which may be levied upon or against the Leased Premises, Building, Complex, or the underlying realty, or which may be evidenced by improvement or other bonds, and may be paid in annual or semi-annual installments, only the amount of such installment, prorated for any partial year, and statutory interest shall be included within the computation of Taxes for which Tenant is responsible hereunder. Taxes shall also include any governmental or private assessments or the Complex’s contribution towards a governmental or private cost-sharing agreement, such as by way of example only, a business improvement district, for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies.

If the Building and the Other Building are included in the same tax bill and contain different size and types of improvements, Landlord shall have the right to allocate the Taxes to each such building in accordance with Landlord’s reasonable accounting and management principles.

Notwithstanding anything to the contrary contained in the foregoing definition of Real Estate Taxes, Tenant shall not be responsible or liable for the payment of any state or federal income taxes assessed against Landlord, or any estate, succession or inheritance taxes of Landlord, or corporation franchise taxes imposed upon the corporate owner of the fee of the Building.

“Rent” “rent” or “rental” means Minimum Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

“Rentable Area” as used in the Lease shall be determined as follows:

(a) Single Tenant Floor. As to each floor of the Building on which the entire space rentable to tenants is or will be leased to one tenant, Rentable Area shall be the entire area bounded by the inside surface of the exterior glass walls on such floor, including all areas used for elevator lobbies, corridors, special stairways, special elevators, restrooms, mechanical rooms, electrical rooms and telephone closets, without deduction for columns and other structural portions of the Building or vertical penetrations that are included for the special use of Tenant, but excluding the area contained within the interior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks, pipe shafts, and the rentable square footage described in Paragraph (c) below.

(b) Multi-Tenant Floor. As to each floor of the Building on which space is or will be leased to more than one tenant, Rentable Area attributable to each such lease shall be the total of (i) the entire area included within the Leased Premises covered by such lease, being the area bounded by the inside surface of any exterior glass walls, the exterior of all walls separating such Leased Premises from any public corridors or other public areas on such floor, and the centerline of all walls separating such Leased Premises from other areas leased or to be leased to other tenants on such floors, (ii) a pro rata portion of the area within the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms, telephone closets and their enclosing walls situated on such floor and (iii) the rentable square footage described in Paragraph (c) below.

(c) Building Load. In any event, Rentable Area shall also include Tenant’s Proportionate Share of the lobbies of the Building and Tenant’s Proportionate Share of the area of the emergency equipment, fire pump equipment, electrical switching gear, telephone equipment and mail delivery facilities serving the Building.

(d) Deemed Square Footage. The Rentable Area of the Leased Premises is deemed to be the square footage set forth in section 1.4 of this Lease as of the date hereof, and Rentable Area of the Building is deemed to be the square footage set forth in section 1.5 hereof.

“Structural” as herein used shall mean any portion of the Leased Premises, Building or Common Areas of the Complex which provides bearing support to any other integral member of the Leased Premises, Building or Common Areas of the Complex such as, by limitation, the roof structure (trusses, joists, beams), posts, load bearing walls, foundations, girders, floor joists, footings, and other load bearing members constructed by Landlord.

ARTICLE 3 PREMISES AND COMMON AREAS

3.1 Demising Clause. Landlord hereby leases to Tenant, and Tenant hires from Landlord the Leased Premises, consisting of the approximate square footage listed in Section 1.4 of the Salient Lease Terms, which the parties agree shall be deemed the actual square footage, subject to change by Landlord in connection with changes in the Rentable Area of the floor on which the Leased Premises are located.

3.2 Reservation. Landlord reserves the area beneath and above the Building as well as the exterior thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Leased Premises serving other parts of the Building and Common Areas of the Complex, so long as such items are concealed by walls, flooring or ceilings. Such reservation in no way affects the maintenance obligations imposed herein. Landlord may change the shape, size, location, number and extent of the improvements to any portion of the Building or Common Areas of the Complex and/or the address or name of the Building without the consent of Tenant.

3.3 Covenants, Conditions and Restrictions. The parties agree that this Lease is subject to the effect of (a) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record, and any other matters or documents of record; (b) any zoning laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent. Tenant agrees that as to its leasehold estate, Tenant and all persons in possession or holding under Tenant will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the Building or the Complex (hereinafter the “restrictions”). This Lease is subordinate to the restrictions and any amendments or modifications thereto.

3.4 Common Areas. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Building or the Complex and subject to the requirements and limitations on the use of parking areas. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

During the Lease Term, Tenant may use, in common with Landlord’s employees, contractors, agents, invitees, and other tenants, those portions of the Building that are designated by Landlord from time to time as be available for common use (the “Common Facilities”). The Common Facilities include certain conference and training rooms designated by Landlord from time to time. Notwithstanding the foregoing, Tenant’s use of any Common Facilities shall be subject to such rules regarding scheduling and priority as may be promulgated by Landlord from time to time. Tenant shall cause its employees, invitees, guests and contractors to use the Common Facilities (i) in a clean, safe and sanitary manner, (ii) in such a way as to minimize interference with any other party’s use of any Common Facilities or its occupancy in the Building, and (iii) comply with such rules and regulations now or hereafter in existence or established by Landlord form time to time for the common and shared use of the Common Facilities. The cost of the Common Facilities shall be included in Operating Expenses except for expenses directly incurred by Tenant in connection with its use, which shall be paid by Tenant. Landlord reserves the right in its sole and absolute discretion to close, reduce or expand the Common Facilities at any time and from time to time.

(a) Common Areas Changes. Provided that the exercise of such rights does not unreasonably and materially interfere with Tenant’s occupancy of the Leased Premises, Landlord shall have the right, in Landlord’s sole discretion, from time to time:

(1) To make changes and reductions to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

(2) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Leased Premises remains available;

(3) To designate other land outside the boundaries of the Building to be a part of the Common Areas;

(4) To add additional improvements to the Common Areas;

(5) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or Complex, or any portion thereof;

(6) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, Building and Complex as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

(b) Common Area Maintenance. Landlord shall, in Landlord’s sole discretion, maintain the Common Areas (subject to reimbursement pursuant to this Lease), establish and enforce reasonable rules and regulations concerning such areas, close any of the Common Areas to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas including, without limitation, changes in the location of driveways, corridors, entrances, exits, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional buildings thereupon. Landlord may provide security for the Common Areas, but is not obligated to do so. Under no circumstances shall Landlord be liable or responsible for any acts or omissions of any party providing any services to the Common Areas, Building or other improvements, including, without limitation, any security service, notwithstanding anything to the contrary contained in this Lease.

(c) Parking. During the Term, Landlord shall provide Tenant on an unassigned, non-exclusive basis the number of monthly parking spaces specified in Section 1.16 of this Lease. The allocation of parking spaces shall permit the non-exclusive right on an unassigned and unreserved basis to use not more than the number of parking spaces provided in Section 1.16 in the parking facility at the Complex. At no time, may Tenant or any of Tenant’s Parties use more than the number of allocated parking spaces specified above. This right to park in the parking facility shall be on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles, small pick-up trucks and SUVs.

(1) Location of Parking. Landlord shall have the right to designate from time to time which areas of such parking facility foregoing parking spaces will be located; however such designation shall not be construed as providing Tenant with any reserved or marked parking. Landlord specifically reserves the right to change the location, size, configuration, design, layout, and all other aspects of the parking facility, including implementing and discontinuing any escort or valet system. Landlord may close off or restrict access to the parking facility from time to time to facilitate construction, alteration, or improvements, without incurring any liability to Tenant and without any abatement of Rent under this Lease so long as Tenant continues to have reasonable access to its allocated parking spaces.

(2) Parking Rules and Regulations. Tenant’s continued right to use the parking passes and parking facility is conditioned on Tenant’s abiding by all rules and regulations prescribed from time to time for the orderly operation and use of the parking facility. Tenant shall use all reasonable efforts to ensure that Tenant’s employees and visitors also comply with such rules and regulations.

(3) Nontransferable. The parking spaces rented by Tenant are provided to Tenant solely for use by Tenant’s personnel (not including Tenant’s invitees and guests). The right to use the allocated parking spaces may not be transferred, assigned, subleased, or otherwise alienated by Tenant without Landlord’s prior approval; provided, that Landlord’s approval shall be deemed to be given in connection with any approved assignment or subletting or Permitted Transfer.

(4) General. Landlord reserves the right in its sole and absolution discretion to have the parking facility operated by a third party. If requested of Landlord or its parking operator, Tenant agrees that it shall enter into a parking agreement for issuance of the parking passes. If Tenant does not enter into the parking agreement with the tenant or operator of the parking facility or if Tenant elects on not less than thirty (30) days prior written notice to Landlord and the or operator of the parking facility to discontinue using all or any specified number of parking spaces Tenant previously elected to use, then Tenant shall not have any right to use the parking spaces for which it did not enter into a parking agreement or for which it rejected or subsequently discontinued, which spaces may be available to Landlord, and any parking rights for Tenant hereunder as to such rejected and subsequently discontinued spaces shall be null and void. The parking spaces will not be separately identified and Landlord shall have no obligation to monitor the use of the parking facility, nor shall Landlord be responsible for any loss or damage to any vehicle or other property at the Complex or for any injury to any person. Tenant shall comply with all rules and regulations of the tenant or operator of the parking facility where the parking spaces are located. A failure by Tenant or any of its employees to comply with the foregoing provisions shall subject Tenant to the loss of use of such parking spaces, in which case the Lease shall continue without any abatement in rent or charge to Landlord. All trucks (other than pick-up trucks) and delivery vehicles shall be (i) parked at the loading dock of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Complex, and (iii) permitted to remain on the Complex only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects in its sole and absolute discretion or is required by any law to limit or control parking in the Complex, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

(5) Identification. Tenant shall furnish Landlord within fifteen (15) days after taking possession of the Leased Premises with a list of its employees’ vehicle license numbers that will be using the parking passes issued to Tenant, and thereafter shall notify Landlord of any changes within five (5) days after request by Landlord. Landlord also reserves the right to implement a system requiring that all employees of Tenant attach a parking sticker or parking permit to their vehicles.

(6) Condition. Tenant’s rights to any parking spaces under this section are expressly conditioned upon Tenant (or a permitted assignee, subtenant, Affiliate or Permitted Transferee) being in occupancy of the Leased Premises. Tenant acknowledges and agrees that a breach of the parking provisions by Tenant or any of its employees may seriously interfere with Landlord’s operation of the Complex and with the rights or occupancy by other tenants of the Complex. Accordingly, Landlord may suffer damages that are not readily ascertainable. Landlord may immobilize and/or tow from the Complex any vehicle of Tenant or its employees parked in violation hereof, and/or attach violation stickers or notices to such vehicle. The cost to remove any such vehicle shall be paid by Tenant’s employee within ten (10) days after request by Landlord.

3.5 Rooftop Communication Equipment. During the Lease Term, Tenant shall have the nonexclusive right to install, repair, replace, maintain, modify, remove, use, and operate one antenna or satellite dish on the rooftop of the Building of a size and in accordance with the design and specifications approved by Landlord (the “Equipment”) in the portion of the rooftop of the Building approved by Landlord (the “Use Area”), subject to all applicable laws and this Lease. The installation of such equipment will be considered an alteration by Tenant. The Equipment shall be used by Tenant solely for use in conducting its business at the Leased Premises, but subject to the terms and conditions of this Lease. The term “Equipment” shall also include all communication lines and cables and other related equipment request to connect or transmit information and signals into the Leased Premises. Tenant’s rights under Section 3.5 and all subsections thereof are expressly conditioned upon and Tenant, at its sole cost and expense, covenants and agrees to comply with all of the following requirements:

(a) Plans. The precise location of the Use Area for the installation of the Equipment on the roof of the Building shall be subject to the reasonable approval of Landlord. The installation of all lines and equipment, including the Equipment, to connect and use the Equipment shall be performed in accordance with plans that are subject to the prior approval of Landlord and otherwise in accordance with the Lease for the construction of alterations. The installation and connection of all communication lines and cables must run through existing conduits or risers as approved by Landlord, or if such risers or conduits are not available, then Tenant shall be responsible for installing such risers and conduits at its sole cost and expense and as reasonably approved by Landlord. At no additional cost to Landlord, Landlord agrees to cooperate with Tenant in connection with Tenant’s use of any available existing risers or conduits for Tenant’s Equipment.

(b) Shielding. Landlord may specify the method of shielding the Equipment from view, or other decorative architectural features required to make the Equipment aesthetically acceptable to Landlord in its reasonable discretion, and Tenant shall submit to Landlord any plans for Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed), including the aesthetic shielding noted above.

(c) Construction Schedule. Tenant shall submit to Landlord a construction schedule for the construction and installation of the Equipment, which schedule shall be subject to Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed), and Tenant thereafter conform to such schedule.

(d) Compliance with Laws. The installation, use, operation and maintenance of the Equipment by Tenant shall be in compliance with all applicable laws having jurisdiction in connection therewith, and must be done in a manner that will not impair, void or adversely affect any roof warranty that Landlord may have at any time. Without limitation on the generality of the foregoing, Tenant shall secure and maintain in force and effect all governmental licenses, permits and approvals required for the installation and use of the Equipment, including any requisite building permits, and comply with all requirements of any party providing any roof warranty to the extent such warranty is furnished to Tenant or Tenant is otherwise informed of the requirements of such warranty.

(e) Rules and Regulations. Tenant’s access to the roof of the applicable Building for purposes of installing and maintaining the Equipment and related facilities shall be subject to such procedures, regulations and limitations as Landlord may reasonably impose and provide to Tenant; provided, however, that any such procedures, regulations and limitations shall not effectively prohibit or preclude access at all times. However, to the extent any cost to operate the Equipment is not separately metered to Tenant, Tenant shall reimburse Landlord for the actual cost incurred by Landlord in connection therewith, which payment shall be made within thirty (30) days after request therefor.

(f) Adjustments. Tenant agrees that if Landlord makes or plans on making any repairs or maintenance to the Building where the Equipment is located, or any alterations, modifications, additions or improvements to such Building, including any such work to the electrical, mechanical or other operating systems within such Building, that will require an adjustment or modification to the Equipment in order to perform such work, Tenant at its sole cost shall make any concomitant adjustments or modifications to the Equipment and its related facilities, as such adjustments and modifications are reasonably determined to be necessary by any architect, engineer or other contractor engaged by Landlord in connection therewith, or, at Tenant’s option, the Equipment and all communication and cable lines connecting the Equipment to the Leased Premises may be removed by Tenant. The making of the requisite adjustments and modifications for the Equipment and its related facilities shall be made in accordance with plans and specifications which are prepared, submitted, reviewed and approved by Landlord in its reasonable discretion.

(g) Removal. At its sole cost and expense, Tenant must remove or cause the removal of the Equipment and related facilities connecting to the Equipment) at the end of the Equipment Term (as defined below). Such removal shall be done in a good and workmanlike manner, and Tenant at its sole cost and expense shall repair any damage to the Building and Common Areas resulting therefrom. If Tenant fails to complete the removal by the date provided above, then at Landlord’s election, the Equipment and its related facilities shall be deemed abandoned and at Landlord’s option in its sole and absolute discretion, shall thereupon become the property of Landlord, in which case Landlord may possess, use, dispose of and otherwise enjoy the beneficial incidents of the ownership thereof as Landlord deems appropriate. Tenant hereby irrevocably waives any rights it has to the contrary under applicable laws.

(h) Landlord’s Review. Tenant agrees and understands that the review of all plans by Landlord is solely to protect the interests of Landlord in the Building, and Landlord shall not be the guarantor of, nor responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with applicable laws. Landlord’s approval of any plans, work or any matter under this section shall not: (a) constitute an opinion or agreement by Landlord that such plans are in compliance with all applicable laws, (b) impose any present or future liability on Landlord; (c) constitute a waiver of Landlord’s rights hereunder; (d) impose on Landlord any responsibility for a design and/or construction defect or fault in the connection, use or operation of the Equipment or other facilities, (e) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof of any plans, or that such plans or any work are in accordance with industry standards or will allow the use of the Equipment to be operational or functional upon completion. Landlord shall have no responsibility for any deficiencies in the drawings or any failure thereof to reflect actual conditions (concealed or apparent) at the Building, including without limitation any failure of the drawings to reflect existing equipment, walls, or other facilities; in such case, Landlord may stop the installation work and require that Tenant revise the drawings.

(i) Use. Tenant may use the Use Area and the Equipment only for telecommunications purposes as provided in this Section, and no other purpose whatsoever. Such use must be in compliance with all applicable laws, including without limitation any permit or license requirements, and must be done without unreasonably disturbing or interfering with any other tenant or occupant of the Building. Tenant use of the Use Area and Equipment, including, without limitation, the installation, maintenance, repair and removal of the Equipment, may not in any way: (a) unreasonably interfere with any other use of the Building or rooftop, (b) unreasonably interfere in any way with the ability of other existing occupants of the Building or occupants of other properties to receive or transmit radio, televisions, telephone, computer, data processing, fiber-optic, microwave, short-wave, long-wave or other signals of any sort based on frequencies currently being used by such occupant, (c) interfere with the use by Landlord or other such occupants of existing electric, computer, electronic, fiber-optic or other facilities, equipment, appliances, personal property and fixtures, (d) interfere in any way with the use of any antennae, satellite dishes or other equipment or facilities located on the roof or any other floor or area of the Building, or (e) cause any unreasonable or unusual wear and tear to the Building or rooftop, or (f) create any unreasonable risk of damage or injury to property or people, or (g) adversely detract from the appearance of any Building.

(j) Waiver. Except to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of the Use Area or Equipment will be free from, the following (collectively called “Line or Communication Problems”): (a) any eavesdropping or wire-tapping by unauthorized parties, (b) any failure of any Equipment to satisfy Tenant’s requirements, or (c) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of the Equipment by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for any Building to conform to any requirements for the Equipment or any associated equipment, or (d) any interference to the Equipment (or the use thereof) from any other source, including, without limitation, radio, television, telephone, microwave, short-wave, long wave, or other signal from any source or cause, or (e) any other problems associated with any Equipment by any other cause. Under no circumstances shall any Line or Communication Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of rent, additional rent or any other charge, or relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line or Communication Problems.

(k) Term. Subject to Tenant’s compliance with the terms of Section 3.5 and all subsections thereof, Tenant may use the Use Area and Equipment commencing after the Commencement Date and expiring at the earlier of (a) expiration or earlier termination of this Lease, or (b) at the expiration of sixty (60) days written notice, if any, by Tenant to Landlord of Tenant’s election to discontinue using the Use Area and Equipment (the “Equipment Term”). If, for any reason beyond Landlord’s reasonable control, Landlord is unable or delayed in providing access to the Use Area within the times or dates provided above for commencement of the use of the Use Area, Landlord shall not be liable for any damages as a result thereof.

(l) Condition of Use Area. Tenant will accept the Use Area in its “AS IS” condition without the construction of any improvements or the grant of any allowances or concessions by Landlord.

(m) Personal Property Tax. Tenant shall pay all taxes or other charges assessed against the Equipment or the use thereof. In the event any portion of the Equipment is assessed and billed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes (based upon a reasonable determination of Landlord) within thirty (30) days after notice from Landlord of the amount reasonably determined by Landlord.

3.6 Outdoor Patio Area. Subject to the terms of this Lease and all applicable laws, Tenant shall have the exclusive right to use that certain enclosed fenced area located outside of but adjacent to part of the Leased Premises and more particularly set forth on Exhibit A attached hereto (the “Outside Patio Area”) as an outdoor seating area for Tenant and its employees. Landlord shall not be obligated to provide or pay for any improvements, fixtures and/or furniture in connection with the Outside Patio Area and Tenant shall accept such Outside Patio Area in its AS IS condition. Tenant’s use of the Outside Patio Area shall be subject to (i) such rules and regulations as Landlord may promulgate from time to time, and (ii) Tenant’s compliance with all applicable laws, including without limitation all laws pertaining to the accessibility to, and use of and improvements to the Outdoor Patio Area. Neither Tenant nor any of its employees shall play any music or other instrument or video or sound equipment that may create noise at a level that may interfere with or annoy any other tenant or occupant of the Building as determined by Landlord. Tenant shall be responsible, at Tenant’s sole cost and expense, to keep the Outdoor Patio Area in a clean and neat condition acceptable to Landlord, including, without limitation, keeping the Outdoor Patio Area free from paper litter, dishes and utensils and promptly cleaning up food and beverage spills periodically during each day. If, at any time, Tenant fails to fulfill its obligations pursuant to the terms hereof, Landlord may at, at its sole option, either (a) terminate Tenant’s right to utilize the Outdoor Patio Area or (b) perform Tenant’s obligations (in which event Tenant shall be responsible for the costs incurred by Landlord in connection therewith, plus Landlord’s standard administrative fee). Tenant shall have no right to construct or install improvements or to place furniture or fixtures of any kind in the Patio Area, other than tables, chairs, umbrellas and outdoor furniture that have been approved in advance by Landlord in writing (which approval may be withheld in Landlord’s sole discretion) and that shall be paid for, installed and maintained by Tenant at its sole cost and expense. Provided that Tenant’s rights hereunder are not materially adversely affected thereby, Landlord specifically reserves the right to change the size, configuration, design, layout and other aspects of the Outdoor Patio Area at any time during the Term (and, in connection therewith, and as may be required in an emergency and/or in accordance with applicable Laws, Landlord may temporarily close and/or restrict or limit access to the Outdoor Patio Area, or portions thereof). Tenant shall indemnify, defend and hold Landlord and the “Landlord Entities” (as defined in this Lease) harmless from and against any and all loss, liability, claims, expenses, damages or costs arising out of or in connection with the rights granted to Tenant hereunder and/or Tenant’s and/or Tenant’s employees’ use of, or acts or omissions with respect to, the Outdoor Patio Area. Tenant’s insurance obligations under this Lease shall also pertain to Tenant’s use of the Outdoor Patio Area. Tenant hereby acknowledges and agrees that Tenant’s rights under this paragraph are specifically subject to applicable laws and other governmental requirements and in the event that governmental authorities shall limit or restrict Tenant’s use of the Outside Patio Area, Landlord shall not be liable therefor, Tenant’s rights provided for under this paragraph shall be restricted or limited accordingly, and this Lease shall otherwise continue in full force and effect in accordance with its terms. Tenant shall be permitted to place any sign within, at or by the Outdoor Patio Area. Tenant shall not have to pay any additional Minimum Monthly Rent for the Outdoor Patio Area and the square footage of the Outdoor Patio Area shall not be including in the calculation of Tenant’s Proportionate Share.

ARTICLE 4 TERM AND POSSESSION

4.1 Commencement Date. The Term of this Lease shall commence on the Commencement Date and shall be for the term specified in Section 1.8 hereof (which includes as set forth in Section 1.8 any partial month at the commencement of the Term if the Term commences other than on the first day of the calendar month).

4.2 Acknowledgment of Commencement. After delivery of the Leased Premises to Tenant, Tenant shall execute a written acknowledgment of the date of commencement in the form attached hereto as Exhibit C, and by this reference it shall be incorporated herein. The delay or failure by Landlord to request such acknowledgement or the delay or failure by Tenant to provide such acknowledgement shall not delay the Commencement Date.

4.3 Early Term Period. Landlord shall deliver possession of the Leased Premised to Tenant on or about April 15, 2019 so long as Tenant has delivered to Landlord the prepaid advance rent required under Section 5.2, the Letter of Credit and insurance certificates required of Tenant under this Lease. The actual date Landlord’s delivers possession to Tenant shall be referred to as the “Delivery Date.” The period of time starting on the Delivery Date and expiring immediately prior to the Commencement Date shall be referred to as the “Early Term Period.” All of the obligations required of Tenant during the Term shall apply during the Early Term Period, except that Tenant shall not have to pay Minimum Monthly Rent for the Early Term Period. Tenant agrees to comply with all of such obligations during the Early Term Period. Landlord shall not be required to provide any janitorial service to the Leased Premises during the Early Term Period.

4.4 Intentionally Deleted.

4.5 Disability Access Disclosure Under Section 1938 of the California Civil Code. Landlord makes the following statement in accordance with Section 1938 of the California Civil Code. The Leased Premises have not undergone an inspection by a Certified Access Specialist to determine if the Leased Premises meet all applicable construction related accessibility standards pursuant to Section 55.53 of the California Civil Code. In accordance with the requirements of Section 1938(e) of the California Civil Code, Landlord informs the Tenant of the following:

A Certified Access Specialist (“CASp”) can inspect the subject Leased Premises and determine whether the subject Leased Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject Leased Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject Leased Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the subject Leased Premises.”

If Tenant desires to obtain such CASp inspection, the CASp party, the scope of the inspection and date such inspection shall be performed shall be subject to the prior written approval of Landlord, which will not be unreasonably withheld. Landlord shall have the right to have a representative present during such inspection. The cost of such inspection shall be paid by Tenant without reimbursement or other payment from Landlord. Any work required to be completed as described in the CASp report shall be performed and paid for by the Tenant. Any CASp inspection report obtained by or provided to Tenant shall be confidential and Tenant shall not disclose such report or the findings in such report to any other party without the prior written consent of Landlord in its sole discretion, except to the extent disclosure is required to parties on a need to know basis only for Tenant to complete repairs and corrections of violations of construction-related accessibility standard that Tenant agrees to make.

ARTICLE 5 MINIMUM MONTHLY RENT

5.1 Payment. Tenant shall pay to Landlord at the address specified in Section 1.1, or at such other place as Landlord may otherwise designate, as “Minimum Monthly Rent” for the Leased Premises the amount specified in Section 1.9 hereof, payable in advance on the first day of each month during the Term of the Lease. If the Term commences on other than the first day of a calendar month, the rent for the first partial month shall be prorated accordingly. All payments of Minimum Monthly Rent (including sums defined as rent in Section 2) shall be in lawful money of the United States, and payable without deduction, offset, counterclaim, prior notice or demand.

5.2 Advance Rent. The first full month’s rent shall be paid by Tenant to Landlord upon the execution of this Lease as advance rent, provided, however, that such amount shall be held by applied by Landlord to the first Minimum Monthly Rent due hereunder.

5.3 Intentionally Deleted.

5.4 Electronic Payment. Landlord shall have the right, on not less than thirty (30) days prior written notice to Tenant (the “Electronic Payment Notice”), to require Tenant to make subsequent payments of Minimum Monthly Rent and Additional Rent due pursuant to the terms of this Lease by means of a federal funds wire transfer or such other method of electronic funds transfer as may be required by Landlord in its sole and absolute discretion (the “Electronic Payment”). The Electronic Payment Notice shall set forth the proper bank ABA number, account number and designation of the account to which such Electronic Payment shall be made. Tenant shall promptly notify Landlord in writing of any additional information that will be required to establish and maintain Electronic Payment from Tenant’s bank or financial institution. Landlord shall have the right, after at least thirty (30) days prior written notice to Tenant, to change the name of the depository for receipt of any Electronic Payment and to discontinue payment of any sum by Electronic Payment.

5.5 Use of Lock Box. If Landlord shall direct Tenant to pay rent at a “lockbox” or other depository whereby checks issued in payment of rent are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord’s authority), then (i) Landlord shall not be deemed to have accepted such payment until twenty (20) days after the date on which Landlord shall have actually received such funds, and (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said twenty (20) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant. Nothing in the preceding sentence shall be construed to place Tenant in default of Tenant’s obligation to pay rent or subject Tenant to any late charge if Tenant shall timely pay the rent in the manner designated by Landlord to the lock box.

ARTICLE 6 ADDITIONAL RENT

6.1 Personal Property, Gross Receipts, Leasing Taxes. This section is intended to deal with impositions or taxes directly attributed to Tenant or this transaction, as distinct from taxes attributable to the Building or Common Areas of the Complex which are to be allocated among various tenants and others. Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Leased Premises which become due during the Term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If such taxes are included in the bill for the Real Estate Taxes for the Building or Complex, then Tenant shall pay to Landlord as additional rent the amount of such taxes within thirty (30) days after demand from Landlord.

6.2 Operating Costs, Taxes and Insurance.

(a) Base Year Increases. If the Operating Costs and/or Taxes for any Lease Year, calculated on the basis of the greater of (i) actual Operating Costs and Taxes; or (ii) as if the Complex were at least one hundred percent (100%) occupied and operational for the whole of such Lease Year, are more than the applicable Base Year Costs for Base Operating Costs and Base Taxes as set forth in section 1.10 (with Base Operating Costs and Base Taxes being calculated separately), Tenant shall pay to Landlord its Proportionate Share of any such increase in Operating Costs and/or Taxes, as the case may be, as additional Rent as hereinafter provided.

(b) Partial Year. If any Lease Year of less than twelve (12) months is included within the Term, the amount payable by Tenant for such period shall be prorated on a per diem basis (utilizing a thirty (30) day month, three hundred sixty (360) day year).

(c) Special Warranty Period. Landlord agrees that the cost to make repairs to the base Building plumbing, electrical, heating, ventilation and air-conditioning and life safety systems (collectively, the “Base Operating Systems”) during the first eighteen (18) months following the Commencement Date (the “Special Warranty Period”) shall not be included in Operating Costs or in the Base Operating Costs. However, the cost to maintain and make periodic inspections and maintenance of any of the Base Operating Systems shall be included in Operating Costs. Notwithstanding the foregoing, Tenant shall pay for cost of any repair, including any repair during the Special Warranty Period, if such repair is required due to the negligence, fault of misuse by Tenant any of its employees, agents or contractors or any alteration made by Tenant to the Leased Premises.

6.3 Method of Payment. Any additional Rent payable by Tenant under Sections 6.1 and 6.2 hereof shall be paid as follows, unless otherwise provided:

(a) Estimated Monthly. During the Term, Tenant shall pay to Landlord monthly in advance on the first day of each month, in addition to payment of Minimum Monthly Rent, one-twelfth (1/12th) of the amount of such additional Rent as estimated by Landlord in advance, in good faith, to be due from Tenant. If at any time during the course of the Lease Year, Landlord determines that Operating Costs and/or Taxes are projected to vary from the then estimated costs for such items by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the estimated Operating Costs and/or Taxes for the balance of such Lease Year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such Lease Year Tenant will have paid to Landlord Tenant’s Proportionate Share of the such revised expenses for such year.

(b) Annual Reconciliation. Annually, as soon as is reasonably possible after the expiration of each Lease Year but in all events no later than June 1, Landlord shall prepare in good faith and deliver to Tenant a comparative statement (the “Annual Statement”), setting forth (1) the Operating Costs, Taxes and Insurance Costs for such Lease Year, (2) the Operating Costs, Taxes and Insurance Costs for the Base Year, and (3) the amount of additional Rent as determined in accordance with the provisions of this Article 6. Notwithstanding anything to the contrary in this Article 6, Tenant shall not be responsible for Tenant’s Share of Operating Costs or Taxes attributable to any calendar year which are first billed to Tenant more than twenty-four (24) months after the expiration of the applicable calendar year, except for any bills from any governmental authority or agency that are not received by Landlord until after twenty-three (23) months after the expiration of the applicable calendar year.

(c) Adjustment. If the aggregate amount of such estimated additional Rent payments made by Tenant in any Lease Year should be less than the additional Rent due for such year as shown on the subject Annual Statement, then Tenant shall pay to Landlord as additional Rent within thirty (30) days following Tenant’s receipt of the Annual Statement the amount of such deficiency. If the aggregate amount of such additional Rent payments made by Tenant in any Lease Year of the Term should be greater than the additional Rent due for such year as shown on such Annual Statement, then should Tenant not be otherwise in default hereunder beyond any applicable notice and cure period, the amount of such excess will be applied by Landlord to the next succeeding installments of such additional Rent due hereunder; and if there is any such excess for the last year of the Term, the amount thereof will be refunded by Landlord to Tenant within thirty (30) days of the last day of the Term, provided Tenant is not otherwise in default under the terms of this Lease.

(d) Inspection. Tenant shall have the right at its own expense to inspect the books and records of Landlord pertaining to Operating Costs and Taxes once in any calendar year by any employee of Tenant or by a certified public accountant mutually acceptable to Landlord and Tenant (provided such certified public accountant charges for its service on an hourly basis and not based on a percentage of any recovery or similar incentive method) at reasonable times, and upon reasonable written notice to Landlord as hereinafter provided. Tenant’s right to inspect such books and records is conditioned upon Tenant first paying Landlord the full amount billed by Landlord. Within one hundred and twenty (120) days after receipt of Landlord’s Annual Statement, Tenant shall have the right, after at least thirty (30) days prior written notice to Landlord, to inspect at the offices of Landlord or its property manager, the books and records of Landlord pertaining solely to the Operating Costs and Taxes for the Base Year and the applicable calendar year covered in such Annual Statement; provided, however, that Tenant must request to review the records for the Base Year not later than the time required for the review of the records for the Annual Statement for the first year after the Base Year. All expenses of the inspection shall be borne by Tenant and must be completed within twenty (20) days after commencement of such inspection. If Tenant’s inspection reveals a discrepancy in the Annual Statement, Tenant shall deliver a copy of the inspection report and supporting calculations to Landlord within thirty (30) days after completion of the inspection. If Tenant and Landlord are unable to resolve the discrepancy within thirty (30) days after Landlord’s receipt of the inspection report, either party may upon written notice to the other have the matter decided by an inspection by an independent certified public accounting firm approved by Tenant and Landlord (the “CPA Firm”), which approval shall not be unreasonably withheld or delayed. If the inspection by the CPA Finn shows that the actual aggregate amount of Operating Costs and Taxes payable by Tenant is greater than the amount previously paid by Tenant for such accounting period, Tenant shall pay Landlord the difference within thirty (30) days. If the inspection by the CPA Finn shows that the actual applicable amount is less than the amount paid by Tenant, then the difference shall be applied in payment of the next estimated monthly installments of Operating Costs owing by Tenant, or in the event such accounting occurs following the expiration of the Term hereof, such difference shall be refunded to Tenant within thirty (30) days following the determination by the CPA Finn. Tenant shall pay for the cost of the inspection by the CPA Finn, unless such inspection shows that Landlord overstated the aggregate amount of Operating Costs and Taxes owed by Tenant by more than five percent (5%), in which case Landlord shall pay for the cost of the inspection by the CPA Finn.

Tenant acknowledges and agrees that any information revealed in the above described inspection may contain proprietary and sensitive information and that significant damage could result to Landlord if such information were disclosed to any party other than Tenant’s auditors. Tenant shall not in any manner disclose, provide or make available any information revealed by the inspection to any person or entity other than its accountants, attorneys and financial advisers without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion.

ARTICLE 7 ACCORD AND SATISFACTION

7.1 Acceptance of Payment. No payment by Tenant or receipt by Landlord of a lesser amount of Minimum Monthly Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity. Landlord may accept any partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure Section 1161, et seq., or of any successor statute thereto.

ARTICLE 8 LETTER OF CREDIT

8.1 Letter of Credit. Within ten (10) days following the fall execution of this Lease, Tenant shall deliver to Landlord, as protection for the fall and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or that Landlord reasonably estimates it may suffer) as a result of any breach, default or failure to perform by Tenant under this Lease, an irrevocable and unconditional negotiable standby Letter of Credit, in a form that is acceptable to Landlord, payable at an office in the San Francisco Bay Area, California, running in favor of Landlord and issued by a solvent, nationally recognized bank with a short term Fitch Rating of not lower than FI or higher and a long term Fitch Rating of A or higher (or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service), under the supervision of the Superintendent of Banks of the State of California, or a national banking association (an “Acceptable Issuing Bank”), in the amount provided in Section 1.11 as the Letter of Credit Amount (“Letter of Credit”). Landlord hereby approves Silicon Valley Bank as an Acceptable Issuing Bank. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the Letter of Credit and any replacement Letter of Credit. The form and terms of the Letter of Credit and the bank issuing the same (the “Bank”) shall be subject to Landlord’s prior written approval. Landlord hereby approves the form of Letter of Credit from Silicon Valley Bank attached hereto as Exhibit F. If an Acceptable Issuing Bank is declared insolvent or taken over by the Federal Deposit Insurance Corporation or any governmental agency for any reason or does not meet the standards to be approved an Acceptable Issuing Bank, Tenant shall deliver a replacement Letter of Credit from another Bank approved by Landlord that meets the standards for an Acceptable Issuing Bank within the earlier of (i) thirty (30) days after notice from Landlord that the Bank does not meet the standard for an Acceptable Issuing Bank, or (ii) the date the Bank is declared insolvent or taken over for any reason by the Federal Deposit Insurance Corporation or any other governmental agency.

In addition, the Letter of Credit shall expressly provide for the following:

(1) shall be “callable” at sight, irrevocable, and unconditional;

(2) shall be maintained in effect, whether through renewal or extension, for the period from the date of this Lease and continuing until the date (the “Letter of Credit Expiration Date”) that is sixty (60) days after the expiration of the Term (as the Term may be extended). The Letter of Credit may be for one year period, provided the Letter of Credit is automatically extended for not less than a one year period unless the issuing Bank provides written notice to Landlord not less than sixty (60) days prior to the then expiration date of the Letter of Credit that the issuing Bank will not renew or extend the Letter of Credit, in which case Tenant shall deliver to Landlord a replacement Letter of Credit not less than thirty (30) days prior to the scheduled expiration date of the then existing Letter of Credit held by Landlord without any action whatsoever on the part of Landlord;

(3) shall be fully assignable by Landlord, its successors, and assignees of its interest in the Complex in connection with Landlord’s sale or financing of the Building and Complex;

(4) shall permit partial draws and multiple presentations and drawings; and

(5) shall be otherwise subject to the Uniform Customs and Practices for Documentary Credits, International Chamber of Commerce Publication No. 600 (UCP600), or the International Standby Practices-ISP 98, International Chamber of Commerce Publication No. 590 (1998).

(a) Transfers. The Letter of Credit shall also provide that Landlord, its successors, and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent, transfer (one or more times) all of its interest in and to the Letter of Credit to another party, person, or entity, provided such transferee is the assignee of the Landlord’s rights and interests in and to this Lease, or to any lender providing financing to Landlord. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in its entirety, to the transferee and following such transfer Landlord shall be released by Tenant from all liability therefor. It is agreed that the provisions of this Section shall apply to every transfer or assignment of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall execute and submit to the Bank such applications, documents, and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection with any such transfer.

(b) Restoration. If, as a result of any drawing by Landlord on the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within ten (10) business days after the drawdown by Landlord, take such actions as are required to restore the Letter of Credit Amount, which may include, but is not limited to, providing Landlord with additional Letter(s) of Credit in an amount equal to the deficiency or provide a replacement Letter of Credit for the full Letter of Credit Amount, provided such additional Letter(s) of Credit or replacement Letter of Credit comply with the applicable requirements of the Article 8 of this Lease. If Tenant fails to comply with this requirement, such failure shall be deemed an incurable default by Tenant under the Lease without any further right to cure, provided that if Landlord is prevented from delivering a notice of default to Tenant or otherwise declaring a default by Tenant for any reason, including, without limitation, because Tenant has filed a voluntary petition, or an involuntary petition has been filed against Tenant, under the U.S. Bankruptcy Code or other insolvency law (the “Bankruptcy Code”), then no such notice or declaration of default shall be required for a default under this Lease.

(c) Renewals. Tenant covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part of it and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, Landlord will accept a renewal of the letter of credit (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days before the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as required in Article 8 of this Lease through the Letter of Credit Expiration Date on the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in Article 8 of this Lease, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of Article 8 of this Lease and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall be deemed held by Landlord as security in accordance with applicable laws, but need not be segregated from Landlord’s other assets. Landlord agrees to pay to Tenant within sixty (60) days after the Letter of Credit Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if before the Letter of Credit Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

(d) Draws. Tenant acknowledges and agrees that Landlord is entering into this Lease in material reliance on the ability of Landlord to draw on the Letter of Credit on the occurrence of any breach, default or failure to perform on the part of Tenant under this Lease, following notice to Tenant and expiration of the applicable cure period, provided that if Landlord is prevented from delivering a notice of default to Tenant or otherwise declaring a default by Tenant for any reason, including, without limitation, because Tenant has filed a voluntary petition, or an involuntary petition has been filed against Tenant, under the Bankruptcy Code or other insolvency law, then no such notice or declaration of default or cure period shall be required for Landlord to make a draw on the Letter of Credit. If Tenant shall breach or fail to perform any provision of this Lease or otherwise be in default under this Lease, Landlord may, but without obligation to do so, and without notice to Tenant, draw on the Letter of Credit, in part or in whole, to cure any breach or default of Tenant and to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default, including any damages that accrue upon termination of the Lease under the Lease and/or Section 1951.2 of the California Civil Code or any similar provision. The use, application, or retention of any proceeds of the Letter of Credit, or any portion of it, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable federal, state or local law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, following a draw properly made by Landlord of any portion of the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing on such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (1) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank; (2) Tenant is not a third party beneficiary of such contract; (3) Tenant has no property interest whatsoever in the Letter of Credit; and (4) if Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim or rights to the Letter of Credit by application of the Bankruptcy Code or otherwise.

In addition, Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable:

(1) Landlord certifies that such amount is due to Landlord under the terms and conditions of this Lease;

(2) Tenant or any guarantor of Tenant’s obligations under this Lease has filed a voluntary petition under any chapter of the U.S. Bankruptcy Code or any similar state law (collectively, the “Bankruptcy Code”);

(3) Tenant or any guarantor of Tenant’s obligations under this Lease has assigned any or all of its assets to creditors in accordance with any federal or state laws;

(4) an involuntary petition has been filed against Tenant or any guarantor of Tenant’s obligations under this Lease under any chapter of the Bankruptcy Code, which petition is not dismissed within sixty (60) days after the date it is filed; provided, however, that if Tenant is still operating its business in the Leased Premises and this Lease has not been terminated, Landlord may draw upon the Letter of Credit only to the extent such amount is due Landlord under the terms of this Lease or any Lease guarantee; or

(5) the Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the Letter of Credit Expiration Date; or

(6) the Bank does not meet the standard for an Acceptable Issuing Bank and Tenant has not delivered a replacement Letter of Credit from an Acceptable Issuing Bank within the earlier of (i) thirty (30) days after notice from Landlord that the Bank does not meet the standard for an Acceptable Issuing Bank, or (ii) the date the Bank is declared insolvent or taken over for any reason by the Federal Deposit Insurance Corporation or any other governmental agency.

The Bank will honor the Letter of Credit regardless of whether Tenant disputes Landlord’s right to draw on the Letter of Credit.

(e) Replacement. Tenant may, from time to time, replace any existing Letter of Credit with a new Letter of Credit if the new Letter of Credit:

(1) Becomes effective at least 30 days before expiration of the Letter of Credit that it replaces;

(2) Is in the applicable Letter of Credit Amount;

(3) Is issued by an Acceptable Issuing Bank or a Bank otherwise acceptable to Landlord in its sole discretion; and

(4) Otherwise complies with the requirements of Article 8 of this Lease.

(f) Not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal of it or any proceeds applied by Landlord as provided in this Lease be (1) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (2) subject to the terms of Section 1950.7, or (3) intended to serve as a “security deposit” within the meaning of Section 1950.7. Landlord and Tenant (1) agree that Section 1950.7 and any and all other laws, rules, and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy to the Letter of Credit, and (2) waive any and all rights, duties, and obligations either party may now or in the future have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in Article 8 of this Lease and/or those sums reasonably necessary to (1) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (2) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

(g) Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of all or any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional and thereby afford the Bank a justification for failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant shall not request or instruct the Bank of any Letter of Credit to refrain from paying sight draft(s) drawn under such Letter of Credit.

(h) Remedy for Improper Drafts; Refund of Amounts Not Applied. Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any Letter of Credit shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such Letter of Credit to the amount (if any) then required under the applicable provisions of this Lease. If, following a draw by Landlord on the Letter of Credit and application of the proceeds of same to the extent permitted by the foregoing provisions of this Article 8 of this Lease, excess funds remain after the expiration or termination of this Lease, then Landlord shall refund such amounts to Tenant within sixty (60) days unless any provision of Article 8 of this Lease permits Landlord to retain such amounts.

8.2 Reduction in Letter of Credit. Notwithstanding anything herein to the contrary, provided that no event of default by Tenant under this Lease is then outstanding, or event which with the passage of time or notice or both would constitute an event of default by Tenant, then Tenant shall be permitted to reduce the amount of the Letter of Credit upon the expiration of the twenty-fourth (24th) full calendar month of the Term by $146,265.00, so that the amount of the Letter of Credit remaining after such reduction shall be $146,265.00. Subject to satisfaction of the conditions set forth in the first sentence of this Section 8.2, the amount of the Letter of Credit may be reduced by Tenant’s delivery of a written notice to Landlord requesting a reduction in the amount of the Letter of Credit as provided in the foregoing sentence and Landlord shall cooperate with Tenant in executing any paperwork required by the Bank to effect such reduction. Tenant shall pay any fees charged by the issuing bank to amend the existing Letter of Credit or to issue a new Letter of Credit.

ARTICLE 9 USE

9.1 Permitted Use. The Leased Premises may be used and occupied only for the purposes specified in Section 1.12 hereof, and for no other purpose or purposes. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Leased Premises, their cleanliness, safety, occupation and use. Tenant shall not use, or permit to be used, the Leased Premises in any manner that will disturb any other tenant in the Building or Complex, or obstruct or interfere with the rights of other tenant or occupants of the Building or Complex, or injure or annoy them or create any unreasonable smells, noise or vibrations (taking into account the nature and tenant-mix of the Building). Tenant shall not do, permit or suffer in, on, or about the Leased Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall not allow the Leased Premises to be used for any improper, immoral, unlawful or objectionable purpose.

9.2 Safes, Heavy Equipment. Tenant shall not place a load upon any floor of the Leased Premises which exceeds the lesser of fifty (50) pounds per square foot live load or such other amount specified in writing by Landlord from time to time. Landlord reserves the right to prescribe the weight and position of all safes and heavy installations which Tenant wishes to place in the Leased Premises so as properly to distribute the weight thereof, or to require plans prepared by a qualified structural engineer at Tenant’s sole cost and expense for such heavy objects. Notwithstanding the foregoing, Landlord shall have no liability for any damage caused by the installation of such heavy equipment or safes.

9.3 Machinery. Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any other leased space to such a degree as to be objectionable to Landlord or to any tenants in the Complex shall be placed and maintained by the party possessing the machines or equipment, at such party’s expense, in settings of cork, rubber or spring type noise and/or vibration eliminators, and Tenant shall take such other measures as needed to eliminate vibration and/or noise. If the noise or vibrations cannot be eliminated, Tenant must remove such equipment within ten (10) days following written notice from Landlord.

9.4 Waste or Nuisance. Tenant shall not commit, or suffer to be committed, any waste upon the Leased Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Complex in which the Leased Premises are located.

9.5 Access. Tenant shall have access to the Leased Premises twenty-four hours a day, seven days a week, subject to any security requirements and regulations that may be in effect at the time. Tenant acknowledges and agrees that it shall use the card-key system currently in place for entry into the Building and into the Leased Premises.

ARTICLE 10 COMPLIANCE WITH LAWS AND REGULATIONS

10.1 Compliance Obligations. Subject to Landlord’s obligation to perform the Code Work (as defined in Section 10.2 below), Tenant shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Leased Premises, and shall faithfully observe in the use or occupancy of the Leased Premises all municipal ordinances and state and federal statutes, laws and regulations now or hereafter in force, including, without limitation, the “Environmental Laws” (as hereinafter defined), and the Americans with Disabilities Act, 42 U.S.C. §§ 12101-12213 (and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto), whether or not any of the foregoing were foreseeable or unforeseeable at the time of the execution of this Lease. Tenant’s obligation to comply with and observe such requirements, ordinances, statutes and regulations shall apply regardless of whether such requirements, ordinances, statutes and regulations regulate or relate to Tenant’s particular use of the Leased Premises or regulate or relate to the use of premises in general, and regardless of the cost thereof. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any such requirement, ordinance, statute or regulation pertaining to the Leased Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant.

10.2 Condition of Leased Premises. Tenant hereby accepts the Leased Premises in the condition existing as of the Delivery Date, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the Leased Premises, and without representation, warranty or covenant by Landlord, express or implied, as to the condition, habitability or safety of the Leased Premises, the suitability or fitness thereof for their intended purposes, or any other matter. Notwithstanding the foregoing, Landlord shall be responsible, at Landlord’s sole cost and expense, to the extent such compliance is required in order to allow the Leased Premises to be used for general office use, to cause the “path of travel” to the Leased Premises (i.e., the through the Common Areas of the Building starting from the entrance of the Building and ending at the main entrance to the Leased Premises) to comply with applicable building codes and other governmental laws, ordinances and regulations related to handicap access, as enacted and enforced as of the Commencement Date, including accessibility standards and the Americans with Disabilities Act, to the extent such work is required by the local governmental authority as of the date of this Lease (collectively, the “Code Work”).

10.3 Hazardous Materials.

(a) Hazardous Materials. As used herein, the term “Hazardous Materials” shall mean any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not air-borne), which are or are deemed to be (i) pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk to public health or to the environment, or which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto, including, without limitation, any such items or substances which are or may become regulated by any of the Environmental Laws (as hereinafter defined); (ii) listed as a chemical known to the State of California to cause cancer or reproductive toxicity pursuant to the California Health and Safety Code; or (iii) a pesticide, petroleum, including crude oil or any fraction thereof, asbestos or an asbestos-containing material, a polychlorinated biphenyl, radioactive material, or urea formaldehyde.

(b) Environmental Laws. In addition to the laws referred to in section 10.3(a) above, the term “Environmental Laws” shall be deemed to include, without limitation, all local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

(c) Use of Hazardous Materials. Tenant agrees that during the Term of this Lease, there shall be no use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release, or threatened release of Hazardous Materials on, from or under the Leased Premises (individually and collectively, “Hazardous Use”) except to the extent that, and in accordance with such conditions as, Landlord may have previously approved in writing in its sole and absolute discretion. However, without the necessity of obtaining such prior written consent, Tenant shall be entitled to use and store only those Hazardous Materials which are (i) typically used in the ordinary course of business in an office for use in the manner for which they were designed and in such limited amounts as may be normal, customary and necessary for Tenant’s business in the Leased Premises, and (ii) in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto. For the purposes of this Section 10.3(c), the term Hazardous Use shall include Hazardous Use(s) on, from or under the Leased Premises by Tenant or any of its directors, officers, employees, shareholders, partners, invitees, agents, contractors or occupants (collectively, “Tenant’s Parties”), whether known or unknown to Tenant, and whether occurring and/or existing during or prior to the commencement of the Term of this Lease.

(d) Compliance. Tenant agrees that during the Term of this Lease Tenant shall not be in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Leased Premises including, but not limited to, the Environmental Laws.

(e) Inspection and Testing by Landlord. Landlord shall have the right at all times during the term of this Lease to (i) inspect the Leased Premises and to (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section. Except in case of emergency, Landlord shall give reasonable notice (no less than 2 business days) to Tenant before conducting any inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Tenant if Tenant is in breach of Section 10.3 of this Lease. Neither any action nor inaction on the part of Landlord pursuant to this Section 10.3(e) shall be deemed in any way to release Tenant from, or in any way modify or alter, Tenant’s responsibilities, obligations, and/or liabilities incurred pursuant to Section 10.3 hereof.

10.4 Indemnity. Tenant shall indemnify, hold harmless, and, at Landlord’s option (with such attorneys as Landlord may approve in advance and in writing), defend Landlord and Landlord’s officers, directors, shareholders, partners, members, managers, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all “Losses” (hereinafter defined) arising from or related to: (a) any violation by Tenant or any of Tenant’s Parties of any of the requirements, ordinances, statutes, regulations or other laws referred to in this Article 10, including, without limitation, the Environmental Laws; (b) any breach of the provisions of this Article 10 by Tenant or any of Tenant’s Parties; or (c) any Hazardous Use by Tenant or any Tenant Parties on, about or from the Leased Premises of any Hazardous Material approved by Landlord under this Lease. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord’s interest in the Leased Premises or the Complex, damages for the loss or restriction on use of any space or amenity within the Building or the Complex, damages arising from any adverse impact on marketing space in the Complex, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity. Tenant’s indemnity obligations shall not include any Hazardous Materials that were located at the Leased Premises or the Complex on the Delivery Date, nor any Hazardous Materials placed on the Leased Premises or the Complex by Landlord, its employees, agents, or contractors or any other third party.

ARTICLE 11 SERVICE AND EQUIPMENT

11.1 Climate Control. Landlord shall provide climate control to the Leased Premises from 7:00 a.m. to 6:00 p.m. (the “Climate Control Hours”) on weekdays (Saturdays, Sundays and holidays excepted) to maintain a temperature adequate for comfortable occupancy, provided that Landlord shall have no responsibility or liability for failure to supply climate control service when making repairs, alterations or improvements or when prevented from so doing by strikes or any cause beyond Landlord’s reasonable control. Any climate control furnished for periods not within the Climate Control Hours pursuant to Tenant’s request shall be at Tenant’s sole cost and expense in accordance with rate schedules promulgated by Landlord from time to time. Upon request, Landlord shall advise Tenant of the then current rate schedule. Tenant acknowledges that Landlord has installed in the Building a system for the purpose of climate control. Any use of the Leased Premises not in accordance with the design standards or any arrangement of partitioning which interferes with the normal operation of such system may require changes or alterations in the system or ducts through which the climate control system operates. Any changes or alterations so occasioned, if such changes can be accommodated by Landlord’s equipment, shall be made by Tenant at its cost and expense but only with the written consent of Landlord first had and obtained, and in accordance with drawings and specifications and by a contractor first approved in writing by Landlord. If installation of partitions, equipment or fixtures by Tenant necessitates the re-balancing of the climate control equipment in the Leased Premises, the same will be performed by Landlord at Tenant’s expense. Tenant acknowledges that up to six (6) months may be required after Tenant has fully occupied the Leased Premises in order to adjust and balance the climate control systems. Any charges to be paid by Tenant hereunder shall be due within thirty (30) days of receipt of an invoice from Landlord, which invoice may precede Landlord’s expenditure for the benefit of Tenant.

11.2 Elevator Service. Landlord shall provide elevator service.

11.3 Cleaning Public Areas. Landlord shall maintain and keep clean the street level lobbies, sidewalks, truck dock, public corridors and other public portions and Common Areas of the Building.

11.4 Refuse Disposal. Tenant shall pay Landlord, within thirty (30) days of being billed therefor, for the removal from the Leased Premises and the Building of such refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of a reasonable office.

11.5 Janitorial Service. Landlord shall provide cleaning and janitorial service in and about the Complex and Leased Premises five days a week (which is currently scheduled for Sunday through Thursday, holidays excepted, subject to change by Landlord) in accordance with commercially reasonable standards in an office building in the city in which the Building is located.

11.6 Special Cleaning Service. To the extent that Tenant shall require special or more frequent cleaning and/or janitorial service (hereinafter referred to as “Special Cleaning Service”) Landlord may, upon reasonable advance notice from Tenant, elect to furnish such Special Cleaning Service and Tenant agrees to pay Landlord, within thirty (30) days of being billed therefor, Landlord’s charge for providing such additional service. Special Cleaning Service shall include but shall not be limited to the following to the extent such services are beyond those typically provided pursuant to section 11.5 above:

(a) The cleaning and maintenance of Tenant eating facilities other than the normal and ordinary cleaning and removal of garbage, which special cleaning service shall include, without limitation, the removal of dishes, utensils and excess garbage; it being acknowledged that normal and ordinary cleaning service does not involve placing dishes, glasses and utensils in the dishwasher, cleaning any coffee pot or other cooking mechanism or cleaning the refrigerator or any appliances;

(b) The cleaning and maintenance of Tenant computer centers, including peripheral areas other than the normal and ordinary cleaning and removal of garbage if Tenant so desires;

(c) The cleaning and maintenance of special equipment areas, locker rooms, and medical centers;

(d) The cleaning and maintenance in areas of special security; and

(e) The provision of consumable supplies for private toilet rooms.

11.7 Electrical. During the Term of this Lease, there shall be available to the Leased Premises electricity currently available to the Leased Premises for Tenant to use of the Leased Premises for normal office use, with not less than (a) the connected electrical load for lighting not to exceed an average of one watt per usable square foot in the Lease Premises during the Climate Control Hours on a monthly basis, and (b) the connected electrical load for all other power purposes not to exceed an average of two (2) watts per usable square foot in the lease Premises during the Climate Control Hours on a monthly basis (the “Electric Standard”). Tenant agrees not to use any apparatus or device in, upon or about the Leased Premises which will increase the amount of such electricity furnished or supplied to the Leased Premises beyond the Electric Standard, and Tenant further agrees not to connect any apparatus or device to the wires, conduits or pipes or other means by which such electricity is supplied, for the purpose of using additional or unusual amounts of electricity, without the prior written consent of Landlord. At all times, Tenant’s use of electric current shall never exceed Tenant’s share of the capacity of the feeders to the Building or the risers or wiring installation, which capacity Landlord shall cause to be sufficient to meet the Electric Standard. Tenant shall not install or use or permit the installation or use in the Leased Premises of any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on electrical current in excess of the Electric Standard, without the prior written consent of Landlord, which may be exercised in Landlord’s sole and absolute discretion. If Tenant shall require electrical current in excess of the Electric Standard, Tenant shall first procure the written consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed) to the use thereof and Landlord or Tenant may (i) cause a meter to be installed in or for the Leased Premises, or (ii) if Tenant elects not to install said meter, Landlord may reasonably estimate such excess electrical current. The cost of any meters (including, without limitation, the cost of any installation) or surveys to estimate such excess electrical current requested by Tenant shall be paid by Tenant. Landlord’s approval of any space plan, floor plan, construction plans, specifications, or other drawings or materials regarding the construction of the Tenant Improvements or any Alterations shall not be deemed or construed as consent by Landlord under this paragraph to Tenant’s use of such excess electrical current as provided above. Tenant agrees to pay to Landlord, promptly within thirty (30) days after receipt of written demand therefor, all costs of such excess electrical current requested by Tenant consumed as well as an additional use charge calculated by said meters (at the rates charged for such services to the Building by the municipality or the local public utility without markup) or the amount specified in said estimate, as the case may be, plus any additional expense incurred in keeping account of the electrical current so consumed, which additional expense Landlord shall advise Tenant within a reasonable time after request by Tenant.

11.8 Water. During the Term of this Lease, if water is made available to the Leased Premises, then water shall be used for drinking, lavatory and office kitchen purposes only as applicable. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, lavatory, and office kitchen purposes (as determined by Landlord in its sole and absolute discretion), as applicable, Landlord may reasonably estimate such excess and Tenant shall pay for same. At Tenant’s sole cost and expense, Landlord may also install a water meter and thereby measure Tenant’s water consumption for all purposes, and Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense. Tenant agrees to pay for water consumed, as shown in said meter, as and when bills are rendered.

11.9 Interruptions.

(a) It is understood that Landlord does not warrant that any of the services referred to above or any other services which Landlord may supply will be free from interruption. Tenant acknowledges that any one or more such services may be suspended or reduced by reason of repairs, alterations or improvements necessary to be made, by strikes or accidents, by any cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county or municipal authority. Any such interruption or suspension of services shall not be deemed an eviction (constructive or otherwise) or disturbance of Tenant’s use and possession of the Leased Premises or any part thereof, nor subject to Section 11.9(b) below, render Landlord liable to Tenant for damages by abatement of Rent or otherwise, nor relieve Tenant of performance of Tenant’s obligations under this Lease.

(b) Notwithstanding anything to the contrary in this Lease, if: (i) any utility service for the Leased Premises is interrupted and Tenant is prevented from using and does not use the Leased Premises or any material portion thereof because of: (A) the negligent acts of Landlord, its employees, agents or contractors, (B) any construction, repair, maintenance or alteration perfonned by Landlord after the Commencement Date, or (C) Landlord’s failure to perform any repair, maintenance or alteration required to be performed by Landlord under this Lease following the lapse of any reasonable notice and cure period with respect thereto, (each such set of circumstances as set forth in such items (A) – (C) shall be referred to as an “Interruption Event”); (ii) Tenant notifies Landlord of such Interruption Event in writing (the “Interruption Notice”); (iii) such Interruption Event does not arise in whole or in part as a result of an act or omission of Tenant or any of Tenant’s Parties; (iv) such Interruption Event is not caused by a casualty (in which event the provisions of Article 19 shall apply); (v) the repair or restoration of such service or the correction of such failure or problem outlined in items (A) – (C) is reasonably within the control of Landlord (or if such correction is not reasonably within the control of Landlord, Landlord actually receives rental interruption proceeds in connection with the applicable Interruption Event); and (vi) as a result of such Interruption Event, the Leased Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Leased Premises in the normal course of its business), then on the third (3rd) consecutive business day following the date the Leased Premises (or material portion thereof) becomes untenantable, the Rent payable hereunder shall be abated on a per diem basis for each day after such three (3) business day period based upon the percentage of the Leased Premises so rendered untenantable, and such abatement shall continue until the date the Interruption Event is rectified.

11.10 Conservation. Tenant agrees to comply with the conservation, use and recycling policies and practices from time to time established by Landlord for the use of utilities and services supplied by Landlord, and the utility charges payable by Tenant hereunder may include such excess usage penalties or surcharges as may from time to time be established by Landlord for the Building. Landlord may reduce the utilities supplied to the Leased Premises and the Common Areas as required or permitted by any mandatory or voluntary water, energy or other conservation statute, regulation, order or allocation or other program.

11.11 Excess Usage. In addition to Tenant’s Proportionate Share of Operating Costs, Tenant shall pay for (the “Excess Utility Costs”) (i) all utility costs (including, without limitation, electricity, water and/or natural gas) attributable to any HVAC or other cooling system located in the Leased Premises or that provides service to Tenant’s server room, data center or other areas with special equipment or for special use, and (ii) all such utility costs consumed outside of the normal office hours of 7:00 a.m. to 6:00 p.m. Monday through Friday excluding holidays, and (iii) all utility costs consumed at the Leased Premises in excess of normal office use (such as by way of example only, extended hours of operation, heavier use of duplicating, computer, telecommunications or other equipment in excess of the normal use for general office uses, or a density of workers in excess of the normal density for general office uses). Tenant shall pay for such Excess Utility Costs within thirty (30) days after receipt of a billing from Landlord. Such billing shall be determined in good faith by Landlord based on separate meters, submeters or other measuring devices (such as an eamon demon device) to measure consumption of such utilities at the Leased Premises or otherwise based on a commercially reasonable allocation given Tenant’s use of the Leased Premises. The charge for such excess use may include a reasonable charge for increased wear and tear on existing equipment caused by Tenant’s excess consumption. Tenant shall pay, as additional rent, for the Excess Utility Costs within thirty (30) days after receipt of a billing from Landlord, and if requested by Landlord, Tenant shall pay for Excess Utility Costs, as additional rent, on an estimated basis in advance on the first day of each month, subject to an annual reconciliation of such Excess Utility Costs.

11.12 Energy Use Disclosures. Tenant agrees to cooperate with Landlord and provide information, including copies of Tenant’s utility bills, required by Landlord regarding Tenant’s energy consumption at the Leased Premises for purpose of establishing an account with the Energy Star Portfolio Manager website maintained by the EPA and Department of Energy.

ARTICLE 12 ALTERATIONS

12.1 Consent of Landlord; Ownership. Tenant shall not make, or suffer to be made, any alterations, additions or improvements, including, without limitation, any alterations, additions or improvements that result in increased telecommunication demands or require the addition of new communication or computer wires, cables and related devises or expand the number of telephone or communication lines dedicated to the Leased Premises by the Building’s telecommunication design (individually, an “alteration” and collectively, “alterations”) to the Leased Premises, or any part thereof, without the written consent of Landlord first had and obtained. Subject to Section 12.4 below, any alterations, except trade fixtures, shall upon expiration or termination of this Lease become a part of the realty and belong to Landlord. Tenant shall have the right to remove its trade fixtures placed upon the Leased Premises provided that Tenant restores the Leased Premises as indicated below. Tenant may, without Landlord’s consent, make any Alteration to the Leased Premises that meets all of the following criteria (a “Cosmetic Alteration”): (a) the Alteration is decorative in nature (such as paint, carpet or other wall or floor finishes that are not glued or pasted to the wall or floor, or movable partitions); (b) does not affect any area outside of the Leased Premises; (c) costs less than $25,000.00 individually for each Alteration or in the aggregate of all such Alterations during a calendar year, (d) Tenant provides Landlord advance written notice of the commencement of such Cosmetic Alteration, (e) such Alteration does not affect the Building Systems or any structural portion of the Building or any part of the Building, and (f) the work does not require a building permit or other governmental permit.

12.2 Requirements. Any alteration performed by Tenant shall be subject to strict conformity with the following requirements:

(a) All alterations shall be at the sole cost and expense of Tenant;

(b) Prior to commencement of any work of alteration other than Cosmetic Alterations, Tenant shall submit detailed plans and specifications, including working drawings (hereinafter referred to as “Plans”), of the proposed alteration, which shall be subject to the consent of Landlord in accordance with the terms of Section 12.1 above;

(c) Following approval of the Plans by Landlord, Tenant shall give Landlord at least ten (10) days’ prior written notice of any commencement of work in the Leased Premises so that Landlord may post notices of non-responsibility in or upon the Leased Premises as provided by law;

(d) No alteration shall be commenced without Tenant having previously obtained all appropriate permits and approvals required by and of governmental agencies;

(e) All alterations shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with said Plans previously approved by Landlord and in full accord with all applicable laws and ordinances. All material, equipment, and articles incorporated in the alterations are to be new and of recent manufacture and of the most suitable grade for the purpose intended;

(f) Tenant must obtain the prior written approval from Landlord for Tenant’s contractors before the commencement of any work, such approval not to be unreasonably withheld, conditioned or delayed. Tenant’s contractor for any work shall maintain all of the insurance reasonably required by Landlord, including, without limitation, commercial general liability and workers’ compensation.

(g) The alteration must be performed in a manner such that they will not interfere with the quiet enjoyment of the other tenants in the Complex.

12.3 Liens. Tenant shall keep the Leased Premises and the Complex in which the Leased Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event a mechanic’s or other lien is filed against the Leased Premises, Building or the Complex as a result of a claim arising through Tenant, Landlord may demand that Tenant furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to at least one hundred twenty-five percent (125%) of the amount of the contested lien claim or demand, indemnifying Landlord against liability for the same and holding the Leased Premises free from the effect of such lien or claim. Such bond must be posted within ten (10) business days following notice from Landlord. In addition, Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs in participating in any action to foreclose such lien if Landlord shall decide it is to its best interest to do so. If Tenant fails to post such bond within said time period, Landlord, after five (5) business days prior written notice to Tenant, may pay the claim prior to the enforcement thereof, in which event Tenant shall reimburse Landlord in full, including attorneys’ fees, for any such expense, as additional rent, with the next due rental.

12.4 Restoration. Tenant shall return the Leased Premises to Landlord at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted. Upon written request by Tenant at the time of Tenant’s request for Landlord’s approval of any Plans for a proposed Alteration, Landlord shall notify Tenant in writing whether all or any portion of such Alterations will be required to be removed upon the expiration or earlier termination of this Lease, and if Landlord shall so elect in writing to have any elements of such Alterations removed at the end of the term, then upon the expiration or earlier termination of this Lease, Tenant shall forthwith restore said Leased Premises or the designated portions thereof as the case may be, to its original condition, entirely at its own expense, excepting normal wear and tear. All damage to the Leased Premises caused by the removal of such trade fixtures and other personal property that Tenant is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Tenant at its sole cost and expense prior to termination.

Notwithstanding the foregoing, Tenant shall be required to remove all telephone, data and network communication wires, cables and lines installed by Tenant (collectively, “Wires”) in the Leased Premises or anywhere in the Building, including the conduits and risers of the Building, by the expiration or sooner termination of the Term of this Lease, unless such work is not required under applicable Law and provided that Tenant complies with all applicable Laws with respect to leaving the Wires in place, including, without limitation, identifying and labeling all Wires for future use, and in any event providing Landlord with a written description of the Wires accompanied by a plan showing the current type, quantity, points of commencement and termination, and routes of the Wires to allow Landlord to determine if Landlord desires to retain same or to discard the same.

ARTICLE 13 PROPERTY INSURANCE

13.1 Use of Leased Premises. No use shall be made or permitted to be made on the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Leased Premises are located or upon any other Building in the Complex or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Leased Premises, any article which may be prohibited by the standard form of “All Risk” fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and commercial general liability insurance, covering the Leased Premises, the Building, or the Complex.

13.2 Increase in Premiums. Tenant agrees to pay Landlord, as additional Rent, within thirty (30) days after receipt by Tenant of Landlord’s billing therefor, any increase in premiums for insurance policies which may be carried by Landlord on the Leased Premises, Building or Complex resulting from any negligent or intentional act or omission of Tenant or any of its contractors, partners, officers, employees or agents. Landlord shall promptly notify Tenant of any alleged negligent or intentional act or omission of Tenant or any of its contractors, partners, officers, employees or agents which would result in an increase in such premiums.

13.3 Personal Property Insurance. Tenant shall maintain in full force and effect on alterations, additions, improvements, carpeting, floor coverings, panelings, decorations to the extent paid for by Tenant, fixtures, inventory and other business personal property owned by Tenant and situated in or about the Leased Premises a policy or policies providing protection against any peril included within the classification “All Risk” to the extent of one hundred percent (100%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a co-insurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than Fifty THOUSAND DOLLARS ($50,000.00). Tenant shall also insure in the same manner the physical value of all its leasehold improvements and alterations in the Leased Premises paid for by Tenant. During the term of this Lease, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. Landlord shall have no interest in said insurance (except as a loss payee with respect to any alterations or other leasehold improvements made to the Leased Premises), and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Tenant shall also maintain business interruption insurance (as required by Section 15.3 below) and insurance for all plate glass upon the Leased Premises; provided, however, that Tenant shall be permitted to self-insure for plate glass, but no such self-insurance shall diminish the rights and privileges to which Landlord would otherwise have been entitled under the terms of the Lease had there been a third party insurer, including, without limitation, the waiver of subrogation. All insurance specified in this Section 13.3 to be maintained by Tenant shall be maintained by Tenant at its sole cost.

ARTICLE 14 INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

14.1 Intent and Purpose. This Article 14 is written and agreed to in respect of the intent of the parties to assign the risk of loss, whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance. Thus, the indemnity and waiver of claims provisions of this Lease have as their object, so long as such object is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk, without respect to the causation thereof.

14.2 Waiver of Subrogation. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other property damage insurance now or hereafter existing for the benefit of the respective party, or required of such party under this Lease, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

14.3 Form of Policy. Tenant’s policies of insurance required hereunder shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

14.4 Indemnity. Tenant shall protect, indemnify and hold Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them (the “Landlord Entities”) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Leased Premises, Building and or Complex to the extent that such injury or damage shall be caused by or arise from any actual act, neglect, fault, or omission by or of Tenant or any of Tenant’s agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Leased Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Leased Premises or its occupancy to the extent not Landlord’s obligations pursuant to the terms of this Lease; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination. Notwithstanding the foregoing, the Tenant’s indemnity obligations set forth in this Lease shall not include any lost profit, loss of business or other consequential damages, except that the exclusion from the indemnity obligations shall not apply to Landlord’s claim for rent required under this Lease as contemplated in Article 25 of this Lease.

14.5 Defense of Claims. In the event any action, suit or proceeding is brought against Landlord by reason of any occurrence described in Section 14.4 above, Tenant, upon Landlord’s request, will at Tenant’s expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Tenant or by the insurer whose policy covers the occurrence and in either case approved by Landlord. The obligations of Tenant under this Section arising by reason of any occurrence described in Section 14.4 above taking place during the Lease term shall survive any termination of this Lease.

14.6 Waiver of Claims. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages or injury, as described below subject to the waiver of subrogation set forth in Section 14.2 above, from any cause arising at any time, including breach of the provisions of this Lease and the negligence of the parties hereto except to the extent such damages or injury are caused by the gross negligence or willful actions of Landlord, its agents, officers and employees:

(a) damages to goods, wares, merchandise and loss of business in, upon or about the Leased Premises and injury to Tenant, its agents, employees, invitees or third persons, in, upon or about the Leased Premises, Building or Complex; and

(b) (notwithstanding anything to the contrary contained in this Lease, including, without limitation, the definition of Operating Costs which includes “policing”) damages to goods, wares, merchandise and loss of business, in, upon or about the Leased Premises or the Complex, and injury to Tenant, its agents, employees, invitees or third persons in, upon or about the Leased Premises or the Complex, where such damage or injury results from Landlord’s failure to police or provide security for the Complex or Landlord’s negligence in connection therewith.

14.7 References. Wherever in this Article the term Landlord or Tenant is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its shareholders, officers, directors, employees, partners, members, managers, mortgagees and agents.

ARTICLE 15 LIABILITY AND OTHER INSURANCE

15.1 Tenant’s Insurance. Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease, a commercial general liability insurance policy insuring Tenant and protecting Landlord and the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity against the risks of, bodily injury and property damage, personal injury, contractual liability, completed operations, products liability, host liquor liability, owned and non-owned automobile liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises. Such insurance shall be a combined single limit policy in an amount not less than THREE MILLION DOLLARS ($3,000,000.00) per occurrence with a FIVE MILLION DOLLAR ($5,000,000.00) annual aggregate. Landlord, the Landlord Entities and any lender and any other party in interest designated by Landlord shall be named as additional insured(s). The policy shall contain cross liability endorsements with coverage for Landlord for the negligence of Tenant even though Landlord is named as an additional insured; shall be primary, not contributing with, and not in excess of coverage which Landlord may carry; shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds which would void or otherwise reduce coverage shall not void or reduce coverages as to the other insured or additional insureds; and shall afford coverage after the term of this Lease (by separate policy or extension if necessary) for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the term of this Lease. The limits of said insurance shall not limit any liability of Tenant hereunder. Not more frequently than every three (3) years, if, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate, Tenant shall promptly increase said insurance coverage as required by Landlord so long as Landlord has required the other similarly situated tenants in the Building to similarly increase their insurance coverage to the extent Landlord has the right under the leases with such other tenants to require such increases in the amount of liability insurance.

15.2 Workers’ Compensation Insurance. Tenant shall carry Workers’ Compensation insurance as required by law, including an employers’ liability endorsement.

15.3 Other Insurance. Tenant shall keep in force throughout the Term: (a) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (b) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease-each employee; (c) Business Interruption Insurance for 100% of the 12 months actual loss sustained, and (d) Excess Liability in the amount of $5,000,000. In addition, whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Leased Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

ARTICLE 16 INSURANCE POLICY REQUIREMENTS & INSURANCE DEFAULTS

16.1 General Requirements. All insurance policies required to be carried by Tenant (except Tenant’s business personal property insurance) hereunder shall conform to the following requirements:

(a) The insurer in each case shall carry a designation in “Best’s Insurance Reports” as issued from time to time throughout the term as follows: Policyholders’ rating of A-; financial rating of not less than VII;

(b) The insurer shall be qualified to do business in the state in which the Leased Premises are located;

(c) The policy shall be in a form and include such endorsements as are reasonably acceptable to Landlord; and

(d) Certificates of insurance shall be delivered to Landlord at commencement of the term and certificates of renewal at least thirty (30) days prior to the expiration of each policy;

(e) Each policy shall require that the carrier endeavor to notify Landlord in writing at least thirty (30) days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried; provided, however, that Tenant shall provide such notice regardless of whether the carrier provides such notice.

16.2 Tenant’s Insurance Defaults. If Tenant fails to obtain any insurance required of it under the terms of this Lease, Landlord may following delivery of written notice to Tenant and Tenant’s failure to cure within 5 business days following receipt of such notice, at its option, but is not obligated to, obtain such insurance on behalf of Tenant and bill Tenant, as additional rent, for the cost thereof. Payment shall be due within thirty (30) days of receipt of the billing therefor by Tenant.

ARTICLE 17 FORFEITURE OF PROPERTY

17.1 Removal of Personal Property. Tenant agrees that as at the date of termination of this Lease or repossession of the Leased Premises by Landlord, by way of default or otherwise, it shall remove all personal property to which it has the right to ownership pursuant to the terms of this Lease. Any and all such property of Tenant not removed by such date shall, at the option of Landlord, irrevocably become the sole property of Landlord. Tenant waives all rights to notice and all common law and statutory claims and causes of action which it may have against Landlord subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this Article. Tenant acknowledges Landlord’s need to relet the Leased Premises upon termination of this Lease or repossession of the Leased Premises and understands that the forfeitures and waivers provided herein are necessary to aid said reletting, and to prevent Landlord incurring a loss for inability to deliver the Leased Premises to a prospective Tenant.

ARTICLE 18 MAINTENANCE AND REPAIRS

18.1 Landlord’s Obligations. Subject to the other provisions of this Lease imposing obligations in this respect upon Tenant, Landlord shall repair, replace and maintain the external and Structural parts of the Building and Common Areas of the Complex which do not comprise a part of the Leased Premises and are not leased to others, janitor and equipment closets and shafts within the Leased Premises designated by Landlord for use by it in connection with the operation and maintenance of the Complex, and all Common Areas. Landlord shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner; but Landlord shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Tenant by reason of failure of such equipment, facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the gross negligence or deliberate act or omission of Landlord. The cost for such repairs, maintenance and replacement shall be included in Operating Costs to the extent permitted by Article 6 above.

18.2 Negligence of Tenant. If the Building, the elevators, boilers, engines, pipes or apparatus used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building, or the roof or the outside walls of the Building, fall into a state of disrepair or become damaged or destroyed through the gross negligence or intentional act of Tenant, its agents, officers, partners, employees or servants, the cost of the necessary repairs, replacements or alterations shall be borne by Tenant who shall pay the same to Landlord as additional charges forthwith on demand.

18.3 Tenant’s Obligations. Tenant shall repair the non-Structural elements of the Leased Premises, including without limiting the generality of the foregoing, all interior partitions and walls, fixtures, improvements and alterations in the Leased Premises, fixtures and shelving, and special mechanical and electrical equipment which equipment is not a normal part of the Leased Premises installed by or for Tenant, reasonable wear and tear, damage with respect to which Landlord has an obligation to repair as provided in Section 18.1 and Section 19 hereof only excepted. Landlord may enter in accordance with Section 22.1 below and view the state of repair and Tenant will repair in a good and workmanlike manner according to notice in writing.

18.4 Cleaning. Tenant agrees at the end of each business day to leave the Leased Premises in a reasonably clean condition for the purpose of the performance of Landlord’s cleaning services referred to herein.

18.5 Waiver. Tenant waives all rights it may have under law to make repairs at Landlord’s expense.

18.6 Acceptance. Except as to the construction obligations of Landlord, if any, stated in Exhibit B to this Lease, Tenant shall accept the Leased Premises in “as is” condition as of the date of execution of this Lease by Tenant, and subject to the punch list items referenced in section 4.5, Tenant acknowledges that the Leased Premises in such condition are in good and sanitary order, condition and repair.

ARTICLE 19 DESTRUCTION

19.1 Rights of Termination. Within thirty (30) days following the occurrence of a fire or other casualty causing damage to the Leased Premises or the Building, Landlord shall notify Tenant (the “Damage Notice”) of whether (x) Landlord elects to perform necessary repairs and the estimated length to perform such repairs, or (y) whether Landlord elects to terminate this Lease to the extent permitted in this Article 19. In the event the Leased Premises suffers (a) an “uninsured property loss” (as hereinafter defined) or (b) a property loss which cannot be repaired within one hundred eighty (180) days from the date of destruction under the laws and regulations of state, federal, county or municipal authorities, or other authorities with jurisdiction, Landlord may terminate this Lease as of the date of the damage within twenty (20) days after delivery of the Damage Notice from Landlord to Tenant that the damage from the casualty was an uninsured property loss or that time to restore will exceed such one hundred eighty (180) day period. In the event of a property loss to the Leased Premises which cannot be repaired within two hundred seventy (270) days of the occurrence thereof, Tenant shall also have the right to terminate the Lease by written notice to Landlord within twenty (20) days after delivery of the Damage Notice from Landlord that the time for restoration will exceed such time period. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not have the right to terminate this Lease if the casualty or other loss or damage was caused by the gross negligence or intentional misconduct of Tenant or any Tenant Entity or a party related to Tenant. For purposes of this Lease, the term “uninsured property loss” shall mean any loss arising from a peril not covered by the standard form of “All Risk” property insurance policy.

19.2 Repairs. In the event of a property loss which may be repaired within one hundred eight (180) days from the date of the damage, or, in the alternative, in the event the parties do not elect to terminate this Lease under the terms of Section 19.1 above, then this Lease shall continue in full force and effect and Landlord shall forthwith undertake to make such repairs to reconstitute the Leased Premises to as near the condition as existed prior to the property loss as practicable. Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Leased Premises by, or belonging to, Tenant. Such partial destruction shall in no way annul or void this Lease except that Tenant shall be entitled to a proportionate reduction of Minimum Monthly Rent following the property loss and until the time the Leased Premises are restored. Such reduction shall be based on the ratio that the square footage of the damaged portion of the Leased Premises bears to the total square footage of the Leased Premises. So long as Tenant conducts its business in the Leased Premises, there shall be no abatement until the parties agree on the amount thereof. If the parties cannot agree within forty-five (45) days of the property loss, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Landlord shall within ten (10) days thereafter refund to Tenant any sums due in respect of the reduced rental from the date of the property loss. Landlord’s obligations to restore shall in no way include any construction originally performed by Tenant or subsequently undertaken by Tenant, but shall include solely that property constructed by Landlord prior to commencement of the Term hereof. Notwithstanding anything to the contrary contained in this Lease, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Leased Premises, Building and/or Complex requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term. If Landlord elects to make repairs and such repairs are not completed within 270 days following the date of the fire or other casualty and such fire or casualty was not caused by the gross negligence or willful misconduct of Tenant or any of Tenant’s Parties, then Tenant may elect to terminate this Lease upon written notice to Landlord within the earlier of fifteen (15) days (i) after notice from Landlord that the work will not be completed within such 270-day period, or (ii) after the expiration of such 270-day period but prior to completion of such work.

19.3 Repair Costs. The cost of any repairs to be made by Landlord, pursuant to Section 19.2 of this Lease, shall be paid by Landlord utilizing available insurance proceeds. Tenant shall reimburse Landlord upon completion of the repairs for any commercially reasonable deductible for which no insurance proceeds will be obtained under Landlord’s insurance policy, or if other premises are also repaired, a pro rata share based on total costs of repair equitably apportioned to the Leased Premises.

19.4 Waiver. Tenant hereby waives all statutory or common law rights of termination in respect to any partial destruction or property loss which Landlord is obligated to repair or may elect to repair under the terms of this Article.

19.5 Landlord’s Election. In the event that the Complex or Building is destroyed to the extent of not less than thirty-three and one-third percent (33-1/3%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Leased Premises be injured or not, in the same manner as in Section 19.1 above. In all events, a total destruction of the Complex or Building shall terminate this Lease.

19.6 Damage Near End of Term. If at any time during the last twelve (12) months of the term of this Lease there is, in Landlord’s sole opinion, substantial damage to the Leased Premises or the Building, whether or not such casualty is covered in whole or in part by insurance, Landlord may at Landlord’s option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord’s election to do so within thirty (30) days after the date of occurrence of such damage and Landlord shall have no further liability hereunder. Substantial damage shall be defined as damage that will cost over $150,000.00 to repair. In addition, if the fire or other casualty occurs during the last 12 months of the term and the time to repair exceeds 90 days, then Tenant may elect to terminate this Lease by delivery of written notice to Landlord except of the fire or casualty was caused by the gross negligence or willful misconduct of Tenant or any of Tenant’s Parties.

ARTICLE 20 CONDEMNATION

20.1 Definitions.

(a) “Condemnation” means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and/or (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

(b) “Date of taking” means the date the condemnor has the right to possession of the property being condemned.

(c) “Award” means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

(d) “Condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

20.2 Total Taking. If the Leased Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

20.3 Partial Taking; Common Areas.

(a) If any portion of the Leased Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if 33-1/3% or more of the total number of square feet in the Leased Premises is taken.

(b) If any part of the Common Areas of the Complex is taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Leased Premises, except that if thirty percent (30%) or more of the Common Areas is taken by condemnation, Landlord or Tenant shall have the election to terminate this Lease pursuant to this Section.

(c) If fifty percent (50%) or more of the Building in which the Leased Premises are located is taken, Landlord shall have the election to terminate this Lease in the manner prescribed herein.

20.4 Termination or Abatement. If either party elects to terminate this Lease under the provisions of Section 20.3 (such party is hereinafter referred to as the “Terminating Party”), it must terminate by giving notice to the other party (the “Nonterminating Party”) within thirty (30) days after the nature and extent of the taking have been finally determined (the “Decision Period”). The Terminating Party shall notify the Nonterminating Party of the date of termination, which date shall not be earlier than one hundred twenty (120) days after the Terminating Party has notified the Nonterminating Party of its election to terminate nor later than the date of taking. If Notice of Termination is not given within the Decision Period, the

Lease shall continue in full force and effect except that Minimum Monthly Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Minimum Monthly Rent in effect prior to the taking by a fraction the numerator of which is the number of square feet taken from the Leased Premises and the denominator of which is the number of square feet in the Leased Premises prior to the taking.

20.5 Restoration. If there is a partial taking of the Leased Premises and this Lease remains in full force and effect pursuant to this Article, Landlord, at its cost, shall accomplish all necessary restoration so that the Leased Premises is returned as near as practical to its condition immediately prior to the date of the taking, but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the condemnor.

20.6 Award. Any award arising from the condemnation or the settlement thereof shall belong to and be paid to Landlord except that Tenant shall receive from the award compensation for the following if specified in the award by the condemning authority, so long as it does not reduce Landlord’s award in respect of the real property: Tenant’s trade fixtures, tangible personal property, goodwill, loss of business and relocation expenses. At all events, Landlord shall be solely entitled to all award in respect of the real property, including the bonus value of the leasehold. Tenant shall not be entitled to any award until Landlord has received the above sum in full.

ARTICLE 21 ASSIGNMENT AND SUBLETTING

21.1 Lease is Personal. The purpose of this Lease is to transfer possession of the Leased Premises to Tenant for Tenant’s personal use in return for certain benefits, including rent, to be transferred to the Landlord. Tenant acknowledges and agrees that it has entered into this Lease in order to occupy the Leased Premises for its own personal use and not for the purpose of obtaining the right to assign or sublet the leasehold to others.

21.2 “Transfer of the Leased Premises” Defined. Except for transfer described in section 21.11 hereof, the terms “Transfer of the Leased Premises” or “Transfer” as used herein shall include any of the following, whether voluntary or involuntary and whether effected by death, operation of law or otherwise:

(a) An assignment of all or any part this Lease or subletting of all or any part the Leased Premises or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Leased Premises including, without limitation, concession, mortgage, deed of trust, devise, hypothecation, agency, license, franchise or management agreement, or the occupancy or use by any other person (the agents and servants of Tenant excepted) of any portion of the Leased Premises.

(b) If Tenant is a partnership, limited liability company or other entity other than a corporation described in Section 21.1(c) below:

(1) A change in ownership effected voluntarily, involuntarily, or by operation of law of fifty percent (50%) or more of the partners or members or fifty percent (50%) or more in the aggregate of the partnership or membership interests, whether in a single transaction or series of transactions over a period of time or

(2) The sale, mortgage, hypothecation, pledge or other encumbrance at any time of more than an aggregate of fifty percent (50%) in the aggregate of the value of Tenant’s assets, whether in a single transaction or series of transactions over a period of time; or

(3) The dissolution of the partnership or limited liability company without its immediate reconstitution.

(c) If Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not traded through an exchange or over the counter):

(1) The sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant or more in the aggregate, whether in a single transaction or series of transactions over a period of time;

(2) The sale, mortgage, hypothecation, pledge or other encumbrance at any time of more than an aggregate of fifty percent (50%) in the aggregate of the value of Tenant’s assets, whether in a single transaction or series of transactions over a period of time; or

(3) The dissolution, merger, consolidation, or other reorganization of Tenant.

21.3 No Transfer Without Consent. Except for a Transfer described in section 21.11 hereof, Tenant shall not suffer a Transfer of the Leased Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and a consent to one Transfer of the Leased Premises shall not be deemed to be a consent to any subsequent Transfer of the Leased Premises.

Landlord shall respond to Tenant’s request for consent to an assignment or subletting within fifteen (15) business days following delivery of such request. If Landlord fails to timely deliver to Tenant notice of Landlord’s consent, or the withholding of consent, to a proposed Transfer, Tenant may send a second (2nd) notice to Landlord, which notice must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO ARTICLE 21 OF LEASE — FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL OF ASSIGNMENT OR SUBLEASE.” If Landlord fails to deliver notice of Landlord’s consent to, or the withholding of Landlord’s consent, to the proposed assignment or sublease within five (5) business days following receipt of such second notice, Landlord shall be deemed to have approved the assignment or sublease in question. If Landlord at any time timely delivers notice to Tenant or Landlord’s withholding of consent to a proposed assignment or sublease, Landlord shall specify in reasonable detail in such notice, the basis for such withholding of consent.

Any Transfer of the Leased Premises without such consent (or deemed consent) shall be void, and shall, at the option of Landlord, terminate this Lease. Any Transfer of the Leased Premises without such consent shall be voidable, at the option of Landlord. The consent by Landlord to any Transfer shall not include consent to the assignment or transferring of any lease renewal option rights or space option rights of the Leased Premises, special privileges or extra services granted to Tenant by this Lease, or addendum or amendment thereto or letter of agreement (and such options, rights, privileges or services shall terminate upon such assignment), unless Landlord specifically grants in writing such options, rights, privileges or services to such assignee or subtenant.

21.4 When Consent Granted. The consent of Landlord to a Transfer may not be unreasonably withheld, conditioned or delayed, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons, which list is not exclusive, in electing to deny consent:

(a) The financial strength of the proposed transferee at the time of the proposed Transfer is not sufficient in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

(b) A proposed transferee whose occupation of the Leased Premises would cause a diminution in the reputation of the Complex or the other businesses located therein;

(c) A proposed transferee whose impact or affect on the common facilities or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the Complex or the other occupants of the Complex would be adverse, disadvantageous or require improvements or changes in any utility or telecommunication capacity currently serving the Building or the Complex;

(d) A proposed transferee whose occupancy will require a variation in the terms of this Lease (including, without limitation, a variation in the use clause) or which otherwise adversely affects any interest of Landlord;

(e) The existence of any default by Tenant under any provision of this Lease beyond applicable notice and cure period;

(f) A proposed transferee who is or is likely to be, or whose business is or is likely to be, subject to compliance with additional laws or other governmental requirements requiring additional improvements to the Common Areas;

(g) Either the proposed transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee or an affiliate of the proposed transferee, (i) occupies space in the Building at the time of the request for consent provided that Landlord has comparable vacant space in the Building to offer to such other occupant, or (ii) is negotiating with Landlord to lease space in the Building or in the Complex at such time;

(h) the proposed Transferee is a governmental agency or unit, a non-profit or charitable entity or organization or an existing tenant in the Complex;

(i) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or the Complex, or increasing the expenses associated with operating, maintaining and repairing the Building or the Complex;

(j) the rent proposed to be charged by Tenant to the proposed transferee during the term of such Transfer is less than seventy-five percent (75%) of the then prevailing market rent for comparable space in the vicinity of the Building;

(k) the proposed Transferee will use, store or handle Hazardous Materials (defined below) in or about the Leased Premises of a type, nature or quantity not then acceptable to Landlord; or

(l) the portion of the Leased Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress.

21.5 Intentionally Deleted.

21.6 Procedure for Obtaining Consent. In the event Tenant desires to sublet, or permit such occupancy of, the Leased Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. With respect to a Transfer requiring Landlord’s consent, Landlord need not commence its review of any proposed Transfer, or respond to any request by Tenant with respect to such, unless and until it has received from Tenant adequate descriptive information concerning the business to be conducted by the proposed transferee, the transferee’s financial capacity, and such other information as may reasonably be required in order to form a prudent judgment as to the acceptability of the proposed Transfer, including, without limitation, the following:

(a) The past two years’ Federal Income Tax returns of the proposed transferee (or in the alternative the past two years’ audited annual Balance Sheets and Profit and Loss statements, certified correct by a Certified Public Accountant);

(b) Banking references of the proposed transferee;

(c) A resume or description of the business background and experience of the proposed transferee; and

(d) An executed copy of the instrument by which Tenant proposes to effectuate the Transfer.

21.7 Recapture.

(a) Notwithstanding Section 21.7(b), in the event Tenant intends to assign this Lease or sublet or otherwise enter in to a Transfer of the Leased Premises, Tenant may obtain a determination by Landlord as to whether Landlord would exercise its termination rights granted under Section 21.7(b) (a “Recapture Notice Request”). Any Recapture Notice Request delivered by Tenant hereunder shall include the following information: (i) the proposed effective date of the assignment or subletting or Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Recapture Notice Request (the “Contemplated Transfer Date”), (ii) a description of the portion of the Leased Premises to be subleased, and (iii) the length of the proposed term of such assignment or subletting or Transfer. Landlord shall have fifteen (15) business days following Landlord’s receipt of a Recapture Notice Request to advise Tenant, in writing, if Landlord intends or does not intend to exercise its termination rights under Section 21.7(b). If Landlord elects to exercise its termination right set forth in Section 21.7(b), Landlord shall so notify Tenant and such notice shall include the termination date which date shall be the Contemplated Transfer Date set forth in the Recapture Notice Request. Landlord’s failure to respond within such fifteen (15) business day period and following a second notice (which notice shall have a heading in at least 12-point type, bold and all caps “FAILURE TO RESPOND SHALL RESULT IN A WAIVER OF LANDLORD’S TERMINATION RIGHTS GRANTED UNDER SECTION 21.7(a) OF THE LEASE WITH RESPECT TO THE ASSIGNMENT [SUBLETTING] CONTEMPLATED BY THE

RECAPTURE NOTICE REQUEST”) and Landlord’s failure to respond within five (5) business days after receipt of such second notice shall be deemed a waiver by Landlord of the termination rights granted under Section 21.7(b) with respect to the assignment or subletting or Transfer contemplated by the Recapture Notice Request. If Landlord notifies Tenant that it will not exercise its termination rights (a “Waiver of Termination Right”), such Waiver of Termination Right will be made in writing or shall be deemed to have been made in writing if Tenant has provided the notice above and Landlord has failed to respond in the time period set forth above (a “Waiver Notice”) and may be relied upon by Tenant with respect to the Preliminary Transfer Proposal so approved for a period of one hundred and eighty (180) days following the date of the Waiver Notice (the “Termination Abeyance Period”). Any Waiver of Termination Right granted by Landlord (or deemed to have been granted by Landlord) hereunder represents Landlord’s agreement not to terminate the Lease (or portion thereof). In the event that Tenant does not present Landlord with a request for consent to a proposed assignment or subletting which is subject to a Waiver of Termination Right within the Termination Abeyance Period provided for herein, the Waiver of Termination Right with respect to such assignment or subletting or Transfer shall expire and shall be of no further force and effect; provided, however, that Tenant shall again have the right to submit a Recapture Notice Request to Landlord in accordance with the terms of this Section 21.7(a).

(b) By written notice to Tenant (the “Termination Notice”) within fifteen (15) business days following submission to Landlord by Tenant of the information specified in section 21.7(a), Landlord may (1) terminate this Lease in the event of an assignment of this Lease or sublet or other Transfer of the entire Leased Premises effective as of the Contemplated Transfer Date, or (2) terminate this Lease as to the portion of the Leased Premises to be sublet effective as of the Contemplated Transfer Date, if the sublet is to be of less than the entire Leased Premises. If Landlord elects to terminate under the provisions hereof, and the area to be terminated is less than the entire Leased Premises, an amendment to this Lease shall be executed in which Tenant’s obligations for rent and other charges shall be reduced in proportion to the reduction in the size of the Leased Premises caused thereby by restating the description of the Leased Premises, and its monetary obligations hereunder shall be reduced by multiplying such obligations by a fraction, the numerator of which is the Rentable Area of the Leased Premises offered for sublease and the denominator of which is the Rentable Area of the Leased Premises immediately prior to such termination. Notwithstanding the foregoing, Landlord shall not have the right to recapture and terminate this Lease in connection with any assignment or sublease or Transfer to an Affiliate of Tenant or a Permitted Transferee (as defined in Section 21.11 below). For purposes hereof, the term “Affiliate” means any entity that controls, is controlled by, or is under common control with Tenant. “Control” means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity’s affairs. For the purpose of this Lease, any sale or transfer of Tenant’s capital stock, redemption or issuance of any additional stock of any class or the trading of any of Tenant’s stock if Tenant is a publicly traded company shall not be deemed an assignment, subletting or any other Transfer of this Lease or the Leased Premises so long as there is no change in the management and control of Tenant. Moreover, none of the following shall be deemed an assignment, subletting or any other Transfer of this Lease or the Leased Premises: (i) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange, or (ii) the issuance of any stock preferences or other equity interests of Tenant in connection with raising additional financing or capital, provided that (i) there is no reduction in the net worth of Tenant in connection with such Transfer, and (ii) Tenant shall continue to conduct business at the Leased Premises in a manner substantially similar to the manner in which business was conducted prior to such Transfer. Landlord’s right under this Section 21.7(b) to recapture by providing the Termination Notice shall not apply to a Transfer to an Affiliate of Tenant or to a Permitted Transferee under a Permitted Transfer.

21.8 Reasonable Restriction. The restrictions on Transfer described in this Lease are acknowledged by Tenant to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code (the “Code”) Section 1951.4(b)(2). Tenant hereby waives the right to terminate this Lease provided under California Civil Code Section 1995.310(b).

21.9 Effect of Transfer. If Landlord consents to a Transfer and does not elect to recapture as provided in section 21.7, the following conditions shall apply:

(a) Each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such Transfer.

(b) Tenant shall pay to Landlord on a monthly basis, fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. The term “Transfer Premium” means any consideration paid by an assignee for the assignment specifically, or, in the case of a sublease, the excess of the base rent and reimbursement for expenses and taxes paid by the subtenant over the amount of Minimum Monthly Rent and additional rent for Tenant’s Proportionate Share of Operating Costs and Taxes payable by Tenant hereunder for the Leased Premises or the applicable portion of the Leased Premises for the subleased space during the same period of time, after deducting, in either such case, any Permitted Transfer Costs. As used in this Lease, “Permitted Transfer Costs” means the actual costs incurred and paid by Tenant for (a) any leasing commissions, (b) reasonable legal fees and expenses in connection with the Transfer, and (c) any Alterations to the subject space made by Tenant in connection with, and solely for the purpose of, the Transfer, provided that Tenant shall furnish Landlord with copies of bills or other documentation substantiating such costs. For purposes of calculating the Transfer Premium when the Transfer Premium is not paid to Tenant in a lump sum, all Permitted Transfer Costs shall be amortized on a straight-line basis, without interest, over the relevant term of the Transfer. Payment of Landlord’s share of any Transfer Premium shall be made (i) in the case of an assignment, within thirty (30) days after Tenant receives the consideration described above, and (ii) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, within ten (10) business days after Tenant receives the rent and other consideration described above.

(c) No Transfer, whether or not consent of Landlord is required hereunder, shall relieve Tenant of its primary obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer of the Leased Premises.

(d) If Landlord consents to a sublease, such sublease shall not extend beyond the expiration of the Term of this Lease.

(e) No Transfer shall be valid and no transferee shall take possession of the Leased Premises or any part thereof unless, Tenant shall deliver to Landlord, at least ten (10) days prior to the effective date of such Transfer, a duly executed duplicate copy of the Transfer instrument in form reasonably satisfactory to Landlord which provides that (i) in the case of an assignment, the transferee assumes Tenant’s obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein or in the case of a sublease, the transferee agrees to perform the obligations of subtenant set forth in the sublease, (ii) such transferee will, at Landlord’s election, attorn directly to Landlord in the event this Lease is terminated for any reason on the terms set forth in the instrument of transfer and (iii) such instrument of transfer contains such other assurances as Landlord reasonably deems necessary.

21.10 Costs. Tenant shall reimburse Landlord as additional rent for Landlord’s reasonable costs and attorneys’ fees incurred in conjunction with the processing and documentation of any proposed Transfer of the Leased Premises, whether or not consent is granted, not to exceed $2,500.00 unless Tenant or its Transferee requests more than one round of changes to this Lease or Landlord’s form of consent, in which case such monetary limitation shall be increased to $3,500.00. The reference to changes in this Lease or Landlord’s form of consent shall not be deemed or constructed as an agreement, commitment or assurance by Landlord that any changes will be made.

21.11 Permitted Transfer. Notwithstanding the other provisions of this Article 21, Tenant may assign this Lease or sublet the Leased Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord: (i) an Affiliate of Tenant; or (ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such merger or consolidation has a net worth of not less than $200,000,000; or (iii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets or stock, so long as Tenant’s obligations under this Lease are assumed by the acquiring entity and such acquiring has a net worth of not less than $200,000,000. Tenant shall promptly notify Landlord of any such Permitted Transfer. The requisite net worth required of a Permitted Transferee shall be reflected in certified financial statements delivered to Landlord.

ARTICLE 22 ENTRY BY LESSOR

22.1 Rights of Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Leased Premises, Tenant shall permit Landlord and Landlord’s agents and any mortgagee under a mortgage or beneficiary under a deed of trust encumbering the Building containing the Leased Premises and such party’s agents to enter the Leased Premises at all reasonable times upon no less than 2 business days’ prior notice to Tenant (which for purposes hereof may be communicated verbally) for the purpose of (a) inspecting the same, (b) maintaining the Building, (c) making repairs, replacements, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, (d) posting notices of non-responsibility for alterations, additions or repairs, (e) placing upon the Building any usual or ordinary “for sale” signs and showing the space to prospective purchasers, investors and lenders, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned, and (f) placing on the Leased Premises any “to let” or “to lease” signs and marketing and showing the Leased Premises to prospective tenants. This Section in no way affects the maintenance obligations of the parties hereto.

ARTICLE 23 SIGNS

23.1 Full Floors. Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Leased Premises comprise an entire floor of the Building, at Tenant’s sole cost and expense, may install identification signage in the Leased Premises including in the elevator lobby of the Leased Premises, provided that such signs must not be visible from the exterior of the Building.

23.2 Multi-Tenant Floors. If any other tenant leases or occupies space on the floor on which the Leased Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

23.3 Lobby Directory. If a directory exists in the main lobby of the Building, Landlord will include Tenant’s name in the directory of the lobby in the Building containing the Leased Premises, and Landlord will pay for the initial cost to include Tenant’s name in such directory. Any subsequent changes to Tenant’s name or its listing in such directory shall be at Tenant’s expense.

23.4 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Leased Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion. The cost of installation and regular maintenance of any such signs approved by Landlord shall be at the sole expense of Tenant. At the termination of this Lease, or any extension thereof, Tenant shall remove all its signs, and all damage caused by such removal shall be repaired at Tenant’s expense.

ARTICLE 24 DEFAULT

24.1 Definition. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(a) Payment. Any failure by Tenant to pay the rent or to make any other payment required to be made by Tenant hereunder within three (3) business days of the date due; provided, however, that not more frequently than twice each calendar year, Tenant shall not be in default for failure to pay Rent or any other sum unless Tenant fails to make such payment within three (3) business days after receipt of written notice of such failure from Landlord. The foregoing notice and cure period shall not be deemed a waiver or release of the obligation to pay late charges and interest for payments not made when due.

(b) Other Covenants. A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the thirty (30) day period allowed, Tenant shall not be deemed to be in default if Tenant shall, within such thirty (30) day period, commence to cure and thereafter diligently prosecute the same to completion. Notwithstanding the foregoing, any default by Tenant to comply with the terms and conditions contained in Article 15 (Liability Insurance), Article 16 (Insurance Policy Requirements and Insurance Defaults), Article 32 (Estoppel Certificates) and/or Section 33.25 (Financial Statements) where such failure continues for five (5) calendar days after Landlord’s second (2nd) written notice thereof to Tenant; or

(c) Receivership. Either (1) the appointment of a receiver (except a receiver appointed at the instance or request of Landlord) to take possession of all or substantially all of the assets of Tenant, or (2) a general assignment by Tenant for the benefit of creditors, or (3) any action taken or suffered by Tenant under any insolvency or bankruptcy act shall constitute a breach of this Lease by Tenant. In such event, Landlord may, at its option, declare this Lease terminated and forfeited by Tenant, and Landlord shall be entitled to immediate possession of the Leased Premises. Upon such notice of termination, this Lease shall terminate immediately and automatically by its own limitation.

ARTICLE 25 REMEDIES UPON DEFAULT

25.1 Termination and Damages. In the event of any default by Tenant, then in addition to any other remedies available to Landlord herein or at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the applicable law in the state in which the Leased Premises are located.

25.2 Definition. As used in subsections 25.1(a) and (b) above, the “worth at the time of award” is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subsection 25.1(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank for the region in which the Complex is located at the time of award plus one percent (1%).

25.3 Personal Property. In the event of any default by Tenant, Landlord shall also have the right and option, with or without terminating this Lease, to do any one or combination of the following:

(a) to reenter the Leased Premises and remove all persons and property from the Leased Premises;

(b) to have all of Tenant’s fixtures, furniture, equipment, improvements, additions, alterations and other personal property remain upon the Leased Premises during the length of any default by Tenant or a lesser period; or

(c) to require Tenant to forthwith remove such property.

If Landlord shall remove property from the Leased Premises, Landlord may, in its sole and absolute discretion, store such property in the Complex, in a public warehouse or elsewhere. All costs incurred by Landlord under this section, including, without limitation, those for removal and storage (including, without limitation, charges imposed by Landlord for storage within the Complex), shall be at the sole cost of and for the account of Tenant. The rights stated herein are in addition to Landlord’s rights described in Article 17.

25.4 Recovery of Rent; Reletting.

(a) In the event of the abandonment of the Leased Premises by Tenant or in the event that Landlord shall elect to reenter as provided in Section 25.3 above, or shall take possession of the Leased Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Section 25.1 above, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including, without limitation, Landlord’s right from time to time, without terminating this Lease, to either recover all rental as it becomes due or relet the Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Leased Premises.

Acts of maintenance or preservation or efforts to relet the Leased Premises or the appointment of a receiver upon initiation of Landlord or other legal proceeding granting Landlord or its agent possession to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(b) In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Leased Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(c) No reentry or taking possession of the Leased Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

(d) Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).

25.5 No Waiver. Efforts by Landlord to mitigate the damages caused by Tenant’s default in this Lease shall not constitute a waiver of Landlord’s right to recover damages hereunder, nor shall Landlord have any obligation to mitigate damages hereunder.

25.6 Curing Defaults. Should Tenant fail to repair, maintain, and/or service the Leased Premises, or any part or contents thereof at any time or times, or perform any other obligations imposed by this Lease or otherwise, then after having given Tenant reasonable notice of the failure or failures and a reasonable opportunity which in no case shall exceed thirty (30) days, to remedy the failure, Landlord may perform or contract for the performance of the repair, maintenance, or other Tenant obligation, and Tenant shall pay Landlord for all direct and indirect costs incurred in connection therewith within thirty (30) days of receiving a bill therefor from Landlord.

25.7 Cumulative Remedies. The various rights, options, election powers, and remedies of Landlord contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Landlord might otherwise have in the event of breach or default, and the exercise of one right or remedy by Landlord shall not in any way impair its right to any other right or remedy.

ARTICLE 26 BANKRUPTCY

26.1 Bankruptcy Events. If at any time during the term of this Lease there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or if a receiver or trustee takes possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement (any of which are referred to herein as “a bankruptcy event”), then the following provisions shall apply:

(a) Assume or Reject. At all events any receiver or trustee in bankruptcy or Tenant as debtor in possession (“debtor”) shall either expressly assume or reject this Lease within the earlier of one hundred twenty (120) days following the filing of a petition in bankruptcy or entry of an “Order for Relief’ or such earlier period of time provided by law.

(b) Cure. In the event of an assumption of the Lease by a debtor, receiver or trustee, such debtor, receiver or trustee shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; and (2) compensate Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for actual pecuniary loss; and (3) provide adequate assurance of future performance.

(c) Adequate Assurance. For the purposes of paragraph 26.1(b), adequate assurance of future performance of all obligations under this Lease shall include, but is not limited to:

(1) written assurance that rent and any other consideration due under the Lease shall first be paid before any other of Tenant’s costs of operation of its business in the Leased Premises is paid;

(2) written agreement that assumption of this Lease will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease, or agreement relating to the Leased Premises, or if such a breach is caused, the debtor, receiver or trustee will indemnify Landlord against such loss (including costs of suit and attorneys’ fees), occasioned by such breach;

(d) Landlord’s Obligation, Where a default exists under the Lease, the party assuming the Lease may not require Landlord to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

(e) Assignment. The debtor, receiver, or trustee may assign this Lease only if adequate assurance of future performance by the assignee is provided, whether or not there has been a default under the Lease. Any consideration paid by any assignee in excess of the rental reserved in the Lease shall be the sole property of, and paid to, Landlord. Upon assignment by the debtor or trustee, the obligations of the Lease shall be deemed to have been assumed, and the assignee shall execute an assignment agreement on request of Landlord.

(f) Fair Value. Landlord shall be entitled to the fair market value for the Leased Premises and the services provided by Landlord (but in no event less than the rental reserved in the Lease) subsequent to the commencement of a bankruptcy event.

(g) Reservation of Rights. Landlord specifically reserves any and all remedies available to Landlord in Article 25 hereof or at law or in equity in respect of a bankruptcy event by Tenant to the extent such remedies are permitted by law.

ARTICLE 27 SURRENDER OF LEASE

27.1 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

ARTICLE 28 LANDLORD’S EXCULPATION

28.1 Limited Liability. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the complex. The obligations of Landlord shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

ARTICLE 29 ATTORNEYS’ FEES

29.1 Attorneys’ Fees. In the event of any litigation or arbitration (if each party in its sole and absolute discretion elects to use arbitration) proceeding between the parties with respect to this Lease, then all costs and expenses, including without limitation, all reasonable professional fees such as appraisers’, accountants’ and attorneys’ fees, incurred by the prevailing party therein shall be paid or reimbursed by the other party. The “prevailing party” means the party determined by the court or arbitrator (if the parties elected to use arbitration) to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered. Should Landlord be named as a defendant or requested or required to appear as a witness or produce any documents in any suit brought by Tenant against any other party or against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, all reasonable professional fees such as appraisers’, accountants’ and attorneys’ fees. The provisions of this section shall survive the expiration or termination of this Lease.

ARTICLE 30 NOTICES

30.1 Writing. All notices, demands and requests required or permitted to be given or made under any provision of this Lease shall be in writing. A notice shall be sufficiency given for all purposes as follows:

(a) When personally delivered to the recipient, notice is effective on delivery.

(b) When mailed first class to the last address of the recipient known to the party giving notice, notice is effective on delivery.

(c) When mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt.

(d) When delivered by overnight delivery by FedEx or other reputable courier service with charges prepaid or charged to the sender’s account, notice is effective on delivery if delivery is confirmed by the delivery service.

(e) When sent by email transmission, notice is effective, provided sender receives no “undeliverable” notification and such notice is concurrently delivered by one of the other means set forth in this Section 30.1; however, notice given by email that is sent after 5 p.m. (recipient’s time) or on a nonbusiness day shall be considered to have been received on the next business day.

If a representative is not generally available during normal business hours to accept delivery or receipt of a notice, then a notice of default or other notice may be sent by first class mail to the last address of the recipient known to the party giving the notice, in which case such notice is effective on the third day after deposit such notice in the mail. A notice may be sent by a party’s attorney. Any correctly addressed notice that is refused, unclaimed, or undelivered because of an act or omission or the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed or considered undeliverable by postal authorities, messenger, or overnight delivery service.

ARTICLE 31 SUBORDINATION AND FINANCING PROVISIONS

31.1 Priority of Encumbrances. This Lease is subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

Landlord has informed Tenant that the Complex is currently encumbered by an existing deed of trust. At Tenant’s sole cost and expense, Landlord shall request the beneficiary (or its servicer) of the existing deed of trust that encumbers the Complex as of the date hereof to issue its standard subordination, non-disturbance and attornment agreement (“SNDA”), pursuant to which such beneficiary agrees to recognize this Lease in the event of default under such Security Instrument or sale under such existing deed of trust, so long as Tenant is not in default hereunder beyond all applicable notice and cure periods. Landlord’s sole obligation under this section is to request such SNDA. Tenant is responsible for paying all costs and expenses charged by such beneficiary and its servicer or such SNDA, including, without limitation, the lender attorneys’ fees and disbursements. Obtaining the SNDA is not a condition precedent or subsequent to the Lease. The failure of such beneficiary to issue its SNDA shall not relieve Tenant of any of its obligations under this Lease.

31.2 Execution of Documents. Tenant agrees to execute any documents required to further effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, if requested by Landlord or any lender.

31.3 Attornment. If the holder of any ground lease, mortgage, deed of trust or security described above (or its successor-in-interest), enforces its remedies provided by law or under the pertinent mortgage, deed of trust or security instrument and succeeds to Landlord’s interest in the Leased Premises, Tenant shall, upon request of any person succeeding to the interest of such lender as result of such enforcement, automatically become the Tenant of said successor-in-interest without change in the terms or other provisions of this Lease, provided, however, that said successor-in-interest shall not be (i) bound by any payment of rent for more than thirty (30) days in advance, except prepayment in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) liable for any act or omission of any previous landlord (including Landlord), provided that as successor landlord it shall be obligated to cure any continuing default of the prior landlord of which it has received prior written notice and shall be liable for acts or omissions accruing or arising after such successor’s succession to the position of landlord and commencement of control and management of the Property, (iii) subject to any offset, defense, recoupment or counterclaim that Tenant may have given to any previous landlord (including Landlord), or (iv) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) that has not, as such, been transferred to said successor-in-interest. Within ten (10) days after receipt of request by said successor-in-interest, Tenant shall execute and deliver an instrument or instruments confirming such attornment, including a non-disturbance, attornment and subordination agreement in a form required by any such successor-in-interest.

31.4 Notice and Right to Cure Default. Tenant agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

ARTICLE 32 ESTOPPEL CERTIFICATES

32.1 Execution by Tenant. Within ten (10) business days after receipt of written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate acknowledging such facts regarding this Lease as Landlord may reasonably require, including without limitation, that to the extent of Tenant’s knowledge (i) this Lease is in full force and effect, binding and enforceable in accordance with its terms and unmodified (or if modified, specifying the written modification documents); (ii) no default exists on the part of Landlord or Tenant under this Lease; (iii) there are no events which with the passage of time, or the giving of notice, or both, would create a default under this Lease; (iv) no rent in excess of one month’s rent has been paid in advance; (v) Tenant has not received any written notice of any other sale, assignment, transfer, mortgage or pledge of this Lease or the rent due hereunder; and (vi) Tenant has no defense, setoff, recoupment or counterclaim against Landlord. Any such estoppel certificate may be relied upon by Landlord, any lender and any prospective purchaser of the Building or Complex or any interest therein. Failure to comply with this Article shall be a material breach of this Lease by Tenant giving Landlord all rights and remedies under this Lease.

32.2 Financial Statements. At Landlord’s request not more than twice per calendar year, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Landlord shall maintain such statements in strictest confidence, except Landlord may disclose such statements to its officers, members, employees, attorneys, accountants and existing and potential lenders, investors and buyers, provided Landlord notifies such parties of the confidential nature of such statements.

ARTICLE 33 MISCELLANEOUS PROVISIONS

33.1 Effect of Waiver. The waiver by Landlord or Tenant of any breach of any Lease provision by the other party shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. Any failure by Landlord or Tenant to insist upon strict performance by the other of this Lease of any of the terms and provisions of the Lease or any guaranty of this Lease shall not be deemed to be a waiver of any of the terms or provisions of the Lease or such guaranty, and Landlord or Tenant, as the case may be, shall have the right thereafter to insist upon strict performance by the other of any and all of them.

33.2 Holding Over. Tenant shall pay Landlord for each day Tenant retains possession of the Leased Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the amount of the Minimum Monthly Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Operating Costs, Real Estate Taxes and Insurance prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Section 33.2 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law. Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Leased Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this section shall apply.

33.3 Binding Effect. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

33.4 Time of the Essence. Time is of the essence of this Lease with respect to each and every article, section and subsection hereof.

33.5 Release of Landlord. If, during the term of this Lease, Landlord shall sell its interest in the Building or Complex of which the Leased Premises form a part, or the Leased Premises, then from and after the effective date of the sale or conveyance and the assumption in writing by the buyer of the obligations of Landlord under this Lease accruing from and after the effective date of such sale or conveyance. Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease, except those already accrued.

33.6 Rules and Regulations. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and Building and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Tenant agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants of the Building or Complex.

33.7 Transfer to Purchaser. If any security be given by Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of Tenant, Landlord may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Landlord shall be discharged from any further liability in reference thereto.

33.8 Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of rent or any other payment due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Leased Premises. Therefore, if any installment of rent, or any other payment due hereunder from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum of five percent (5%) of such rent or other charge as a late charge; provided, however, that Landlord agrees that Tenant shall not have to pay such late charge if it makes its payment in full within five (5) business days after receipt of written notice from Landlord, except that this notice and cure period shall only be applicable for the first time each calendar year that Tenant fails to pay any Minimum Monthly Rent or any additional rent when due. If Landlord has provided a notice of a late payment or default during a calendar year, Landlord shall not be obligated to provide any notice thereafter for the remainder of such calendar year and such late charge shall be due if payment is not made when due without any grace period or notice. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant default with respect to the overdue amount, or prevent Landlord from exercising any other rights or remedies available to Landlord.

33.9 Interest. Any amount owed by Tenant to Landlord which is not paid within ten (10) days when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate of interest permitted to be contracted for by law. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.

33.10 Authorization to Execute. If Tenant is a corporation, limited liability company, partnership or other entity, Tenant represents that each individual executing this Lease on behalf of said organization is duly authorized to execute and deliver this Lease on behalf of said organization in accordance with a duly adopted resolution or other applicable authorization of said organization, and that this Lease is binding upon said organization in accordance with its terms. Further, if requested by Landlord, Tenant shall, within thirty (30) days after such request, deliver to Landlord a certified copy of a resolution or other applicable authorization of said organization authorizing or ratifying the execution of this Lease.

33.11 Captions. The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

33.12 Number and Gender. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm or association. If there be more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.

33.13 Modifications. This instrument contains all of the agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease.

33.14 Payments. Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

33.15 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

33.16 No Offer. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed a final document and an original signature document (or copy of a signed document) has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

33.17 Light, Air and View. No diminution of light, air, or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

33.18 Public Transportation Information. Tenant shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Tenant employed on the Leased Premises, including without limitation the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Complex, staggering working hours of employees, and encouraging use of such facilities, all at Tenant’s sole reasonable cost and expense. Tenant shall comply with all requirements of any local transportation management ordinance.

33.19 Joint and Several Liability. Should Tenant consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

33.20 Survival of Obligations. All obligations of Tenant which may accrue or arise during the term of this Lease or as a result of any act or omission of Tenant during said term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.

33.21 Real Estate Brokers. Landlord and Tenant each represents and warrants to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesman to act for it or on its behalf in connection with this Lease so as to cause the other party to be responsible for the payment of a brokerage commission, except for the Broker(s) identified in Article 1. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman (other than the Brokers) whom the indemnifying party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Lease. Landlord shall pay all fees due such Brokers pursuant to separate written agreements between Landlord and each such Broker.

33.22 Waiver of California Code Sections. In this Lease, numerous provisions have been negotiated by the parties, some of which provisions are covered by statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control. Therefore, Tenant waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Sections 1932(2) and 1933(4) with respect to the destruction of the Leased Premises; Civil Code Sections 1941 and 1942 with respect to Landlord’s repair duties and Tenant’s right to repair; Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Leased Premises by condemnation as herein defined; and any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Code of Civil Procedure Sections 473 and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the Leased Premises for any reason. This waiver applies to future statutes enacted in addition to or in substitution for the statutes specified herein.

33.23 Quiet Enjoyment. So long as Tenant pays all of the Minimum Monthly Rent, all additional rent and other sums and charges under the Lease and otherwise performs all of its obligations in the Lease, Tenant shall have the right to possession and quiet enjoyment of the Leased Premises without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

33.24 Representation. Tenant and to its best knowledge any partner, manager, or shareholder of Tenant with a 10% or more equity ownership interest in Tenant (a) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to the Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”); (b) is not listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of OFAC or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (c) is not engaged in activities prohibited in the Orders; or (d) has not been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

33.25 Counterparts. This Lease may be executed in one or more counterparts, including any facsimile or other electronic version of same, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement. Any facsimile or other electronic signature shall constitute a valid and binding method for executing this Lease. Executed counterparts of this Lease exchanged by facsimile transmission or other electronic means shall be fully enforceable.

[the balance of this page has been intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

TENANT:	TERNS, INC., a Delaware corporation By: /s/ Weidong Zhong Name: Weidong Zhong Its: CEO
LANDLORD:

DWF IV CENTURY PLAZA, LLC,

a Delaware limited liability company

By: Divco West Real Estate Services, Inc.,

a Delaware corporation

Its Agent

By: /s/ Michael Pelletier

Name: Michael Pelletier

Its: Authorized Signatory

EXHIBIT A – OUTLINE OF THE LEASED PREMISES AND OUTDOOR PATIO AREA

Exhibit A is intended only to show the general layout of the Leased Premises and Outdoor Patio Area as of the beginning of the Term of this Lease. The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Leased Premises.

EXHIBIT B – Intentionally Deleted

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EXHIBIT C – ACKNOWLEDGEMENT OF COMMENCEMENT DATE

This Acknowledgement of Commencement Date (“Acknowledgement” is dated as of ____________, 2019 between DWF IV CENTURY PLAZA, LLC, a Delaware limited liability company (“Landlord”), and TERNS, INC., a Delaware corporation (“Tenant”), who entered into a lease dated for reference purposes as of March _____, 2019 covering certain premises located in Suite 100 of the building at 1065 Hillsdale Boulevard, Foster City, California. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1. The parties to this document hereby agree that the date of Mayl, 2019 is the “Commencement Date” of the Term, and the date of ________, 2019 is the Delivery Date.

2. Tenant hereby confirms that it has accepted possession of Leased Premises pursuant to the terms of the Lease.

3. This agreement, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective heirs, successors, and assigns subject to the restrictions upon assignment and subletting contained in the Lease.

4. Each party represents and warrants to the other that it is duly authorized to enter into this Acknowledgement and perform its obligations without the consent or approval of any other party and that the person signing on its behalf is duly authorized to sign on behalf of such party.

5. This document may be executed in one or more counterparts, including any facsimile or other electronic version of same, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement. Any facsimile or other electronic signature shall constitute a valid and binding method for executing this document. Executed counterparts of this document exchanged by facsimile transmission or other electronic means shall be fully enforceable.

LANDLORD:		TENANT:

DWF IV CENTURY PLAZA, LLC,		TERNS, INC.,
a Delaware limited liability company		a Delaware corporation

By:	Divco West Real Estate Services, Inc.	By:
	A Delaware corporation	Name:
	Its Agent	Its:

By:
Name:
Its:

EXHIBIT D – RULES AND REGULATIONS

All capitalized terms referred to in this Exhibit shall have the same meaning provided in the Office Lease to which this Exhibit is attached, except where expressly provided to the contrary in this Exhibit E.

1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Leased Premises and if the Leased Premises are situated on the ground floor of the Building, Tenant shall further, at Tenant’s own expense, keep the sidewalks and curb directly in front of the Leased Premises clean and free from rubbish.

2. No awning or other projection shall be attached to the outside walls or windows of the Building or Complex without the prior written consent of Landlord in its sole and absolute discretion. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Leased Premises, without the prior written consent of Landlord in its sole and absolute discretion. Such awnings, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord in its sole and absolute discretion. All lighting fixtures hung in offices or spaces along the perimeter of the Leased Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3. No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Leased Premises or of the Building, without the prior written consent of Landlord in its sole and absolute discretion. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building or Complex shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Building or Complex.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building or Complex, nor placed in public portions thereof without the prior written consent of Landlord.

6. The restrooms, toilets, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no sweepings, rubbish, rags or other foreign substance of any kind shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who caused, or whose agents, servants, employees, contractors, visitors or licensees caused, the breakage, stoppage, or damage.

7. Tenant shall not mark, paint, drill into or in any way deface any part of the Leased Premises or the Building or Complex. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct, in its sole and absolute discretion.

8. No animal or bird or bicycle or vehicle of any kind shall be brought into or kept in or about the Leased Premises, Building or Complex, except seeing-eye dogs or other seeing-eye animals or other animals or equipment required by any disabled employee or invitee of Tenant.

9. Prior to leaving the Leased Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall assume all responsibility, including keeping doors locked and other means of entry to the Leased Premises closed, for protecting the Leased Premises from theft, robbery, and pilferage.

10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with any occupant of the Building or Complex, or neighboring buildings or premises, or those having business with them. Tenant shall not harass or annoy any occupant of the Building or Complex, including, without limitation, any act or conduct that may violate, breach or infringe upon any federal, state or local laws or civil rights, including those pertaining to the protection of the civil rights of any person based on sex, race, religion, sexual preference, age or other consideration. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

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11. Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Leased Premises, Building or Complex any flammable, combustible or explosive fluid, chemical or substance.

12. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13. No furniture, freight, or equipment of any kind may be brought into or out of the Building without prior notice to Landlord. All moving activity into or out of the Building must be scheduled with Landlord and done only at the time and in the manner designated by Landlord. No service deliveries (other than messenger services) shall be allowed between the hours of 7:00 a.m. and 9:00 a.m., 12:00 p.m. and 1:00 p.m., and 4:00 p.m. and 6:00 p.m., Monday through Friday. Landlord may at any time restrict the elevators and areas of the Building into which messengers may enter and may require that deliveries be left at the lobby security desk for pickup by Tenant. Landlord may prescribe the weight, size, and position of all safes and other heavy property brought into the Building and the times and manner of moving those items within and out of the Building. Tenant shall not overload the floor of the Leased Premises. If considered necessary by Landlord, safes and other heavy objects must stand on supports that are adequate to distribute the weight properly. Landlord shall not be responsible for loss of or damage to any safe or property. Any damage to any part of the Building or to its contents, occupants, or visitors caused by moving or maintaining any safe or other property referred to in this clause shall be the sole responsibility and expense of Tenant. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. No packages, supplies, equipment, or merchandise may be received in the Building or carried up or down in the elevators, except between those hours and in that specific elevator that Landlord shall designate.

14. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord’s good faith opinion, tends to impair the reputation of the Building or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

15. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, after 1:00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Building issued by Landlord. Such hours are subject to change in Landlord’s sole and absolute discretion upon written from Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Building who possess a pass issued to Tenant. Landlord reserves the right to exclude or expel from the Building and Complex any person who, in Landlord’s judgment, is under the influence of alcohol or drugs or commits any act in violation of any of these Rules and Regulations.

16. When departing after the Building’s normal business hours, Tenant and Tenant’s employees and agents must be sure that the doors to the Building are securely closed and locked. Any person, including Tenant and Tenant’s employees and agents, who enters or leaves the Building at any time when it is locked or at any time considered to be after the Building’s normal business hours, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has previously arranged a pass for access to the Building. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building of any person. Landlord reserves the right, in the event of invasion, mob, riot, public excitement, or other commotion, to prevent access to the Building or Complex during the continuance of that event by any means it considers appropriate for the safety and protection of life and property.

17. Tenant’s contractors shall, while in the Leased Premises, Building or elsewhere in the Complex, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).

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18. If the Leased Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Leased Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

19. The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

20. Tenant and Tenant’s employees, agents, contractors and invitees shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas for the purpose of smoking tobacco products or for any other purpose. Tenant and Tenant’s employees and agents shall not obstruct those areas but use them only as a means of ingress to and egress from the Leased Premises, Building or Complex. Canvassing, soliciting and peddling in the Building or Common Areas of the Complex are prohibited and Tenant shall cooperate to prevent the same.

21. No air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord in its sole and absolute discretion. Tenant shall not waste electricity, water, or air-conditioning and shall cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air-conditioning system.

22. There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Building or Complex, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

23. Tenant, Tenant’s agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted “No Parking” and shall comply with any other parking restrictions imposed by Landlord from time to time.

24. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Leased Premises, Building or Complex.

25. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Leased Premises.

26. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Leased Premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

27. Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant’s employees using microwave ovens or coffee makers shall be permitted; provided, however, no popcorn may be cooked, heated or otherwise prepared in any microwave oven or any other equipment in the Leased Premises and no odors of cooking or other processes may emanate from the Leased Premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Leased Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

28. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the Building in which the Leased Premises are located without Landlord’s prior written consent in its sole and absolute discretion. Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

29. Smoking is prohibited in the Building, including, without limitation, the main lobby, all hallways, all elevators, all elevator lobbies and all restrooms.

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30. Tenant shall store all trash and garbage within the interior of the Leased Premises. Tenant shall not place or have placed in the trash boxes or receptacles any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building. In disposing of trash and garbage, Tenant shall comply fully with any law or ordinance governing that disposal. All trash, garbage, and refuse disposal shall be made only through entry-ways and elevators provided for that purpose and shall be made only at times designated by Landlord.

31. Tenant shall comply with requests by Landlord that Tenant inform Tenant’s employees of items of importance to Landlord.

32. Tenant may not introduce telephone, cable or other communication or telecommunication wires or other wires into the Leased Premises without first obtaining Landlord’s approval of the method and location of such introduction. No boring or cutting for telephone wires or other wires shall be allowed without Landlord’s consent. The location of telephones, call boxes, and other office equipment affixed to the Leased Premises shall be subject to Landlord’s prior approval.

33. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord’s sole and absolute discretion, may be necessary for (and shall provide Tenant with no less than 30 days’ advance written notice of such changes to the Rules and Regulations):

33.1 The management, safety, care, and cleanliness of the Leased Premises, Building or Complex;

(b) The preservation of good order; or

(c) The convenience of other occupants and tenants in the Building or Complex.

In addition, (i) no such changes shall materially increase Tenant’s obligations or liabilities hereunder or materially reduce Tenant’s rights hereunder, and (ii) in case of any conflict or inconsistency between the provisions of this Lease and any of the rules and regulations as originally promulgated or as changed, the provisions of this Lease shall control. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those Rules or Regulations against any other tenant of the Building or Complex.

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EXHIBIT E – OPTION TO EXTEND AND FIRST REFUSAL TO EXPAND

This Exhibit E is made in connection with and is a part of that certain Office Lease by and between DWF IV CENTURY PLAZA, LLC, a Delaware limited liability company, as Landlord, and TERNS, INC., a Delaware corporation as Tenant, (the “Lease”).

1. Definitions and Conflict. All capitalized terms referred to in this Exhibit shall have the same meaning as provided in the Lease, except as expressly provided to the contrary in this Exhibit. In case of any conflict between any term or provision of the Lease and any exhibits attached thereto and this Exhibit, this Exhibit shall control.

2. Option to Extend and Minimum Monthly Rent During the Extended Period: Tenant shall have one option to extend the initial Term of the Lease for a period of five (5) years (the period shall be referred to as the “Extension Period”) by giving written notice of exercise of such option (“Extension Option Notice”) at least twelve (12) months, but not more than fifteen (15) months, prior to the expiration of the initial Term. The Extension Period shall commence, if at all, immediately following the expiration of the initial Term of the Lease. Tenant may not exercise such option at any time that Tenant is in default under the terms of the Lease beyond any applicable notice and cure periods. The Extension Period shall be upon all of the terms and provisions of the Lease, except that (i) the Minimum Monthly Rent during such Extension Period shall be one hundred percent (100%) of then Fair Market Rent, (ii) any work, allowance, free rent, or concession provided by Landlord in connection with the commencement of the initial Term shall not apply; (iii) Tenant shall not have any additional option to extend; (iv) the Special Warranty Period for Base Operating Systems shall not apply; and (v) the First Refusal Right (as defined below) shall not apply.

2.1 Fair Market Rent. The term “Fair Market Rent” for purposes of determining Base Monthly Rent during the Extension Period shall mean the base monthly rent generally applicable to extensions or renewals of full service office leases at comparable class buildings of comparable size, age, quality of the Leased Premises in the Foster City-San Mateo, California area projected as of the first day of the Extension Period by giving due consideration for the quality of the Building and improvements therein (including the quality of the then existing improvements in the Leased Premises), the quality of the tenants’ credit, for a term comparable to the Extension Period at the time the commencement of the Extension Period is scheduled to commence, and for comparable space that is not subleased or subject to another party’s expansion rights or not leased to a tenant that holds an ownership interest in the landlord, without any deduction for amortization or cost of tenant improvements, allowances, capital improvements or commissions whether or not incurred by Landlord, and otherwise subject to the terms and conditions of this Lease that will be applicable during the Extension Period.

2.2 Procedure to Determine Fair Market Rent. Landlord shall notify Tenant in writing of Landlord’s determination of the Fair Market Rent (“Landlord’s FMR”) within thirty (30) days after receipt of the Extension Option Notice. Within thirty (30) days after receipt of such written notice of Landlord’s FMR, Tenant shall have the right either to: (i) accept Landlord’s FMR, or (ii) elect to have the Fair Market Rent determined in accordance with the appraisal procedure set forth below. The failure of Tenant to provide written notice of its election under the preceding sentence shall be deemed a rejection of Landlord’s FMR. The election (or deemed rejection) by Tenant under this section shall be non-revocable and binding on the parties.

2.3 Appraisers. If Tenant has elected (or deemed to have elected) to have the Fair Market Rent determined by an appraisal, then within ten (10) business days after receipt of Tenant’s written notice of such an election, each party, by giving written notice to the other party, shall appoint a broker to render a written opinion of the Fair Market Rent for the Extension Period. Each broker must be a real estate broker licensed in the State where the Building is located for at least five years and with at least five years experience in the appraisal of rental rates of leases or in the leasing of space in full service office buildings in the area in which the Building is located and otherwise unaffiliated with either Landlord or Tenant. The two brokers shall render their written opinion of the Fair Market Rent for the Extension Period to Landlord and Tenant within thirty (30) days after the appointment of the second broker. If the Fair Market Rent of each broker is within three percent (3%) of each other, then the average of the two appraisals of Fair Market Rent shall be the Fair Market Rent for the Extension Period. If one party does not appoint its broker as provided above, then the one appointed shall determine the Fair Market Rent. The Fair Market Rent so determined under this section shall be binding on Landlord and Tenant.

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2.4 Third Appraiser. If the Fair Market Rent determined by the brokers is more than three percent (3%) apart, then the two brokers shall pick a third broker within ten (10) days after the two brokers have rendered their opinions of Fair Market Rent as provided above. If the two brokers are unable to agree on the third broker within said ten (10) day period, Landlord and Tenant shall mutually agree on the third broker within ten (10) days thereafter. If the parties do not agree on a third qualified broker within ten (10) days, then at the request of either Landlord or Tenant, such third broker shall be promptly appointed by the then Presiding Judge of the Superior Court of the State of California for the County where the Building is located. The third broker shall be a person who has not previously acted in such capacity for either party and must meet the qualifications stated above.

2.5 Impartial Appraisal. Within thirty (30) days after its appointment, the third broker (the “Third Party”), shall render its written opinion by selecting the Fair Market Rent made Landlord’s or Tenant’s broker to be the Fair Market Rent for the Extension Period. The Third Party may not offer any different opinion or recommendation of Fair Market Rent. The Fair Market Rent determined in accordance with the foregoing procedure shall be binding on the parties.

2.6 Appraisal Costs. Each party shall bear the cost of its own appraiser and one-half (1/2) the cost of the third appraiser.

2.7 Acknowledgment of Rent. After the Fair Market Rent for the Extension Period has been established in accordance with the foregoing procedure, Landlord and Tenant shall promptly execute an amendment to the Lease to reflect the minimum monthly rent for the Extension Period.

2.8 Personal Option. The foregoing option to extend is personal to the original Tenant signing the Lease (and its Affiliates and Permitted Transferees), but may not be assigned or transferred to or exercised by any other assignee, sublessee or transferee under a Transfer.

3. Right of First Refusal to Expand. Provided that Tenant is not in default under any term or provision of the Lease beyond the applicable cure period, Tenant shall have a limited right of first refusal (“First Refusal Right”) during the Term when there is at least three (3) years remaining on the Term (the “First Refusal Period”) to lease available space, as determined by Landlord, only in first floor of the Building (the “First Refusal Space”) on the following terms and conditions; provided, however, that the First Refusal Right shall not be applicable (i) to a renewal or extension of any existing lease whether by a tenant’s exercise of an option or right to extend or renew or by mutual agreement of the parties to such renewal or extension, (ii) to any assignment or sublease of any then existing lease of any First Refusal Space, or (iii) to any expansion option or similar right granted to any other tenant in the Building pursuant to its lease prior to the date of this Lease, (iv) if Tenant has assigned the Lease or sublet or otherwise afforded any other party, whether by license or other arrangement, to use any portion of the Leased Premises, or (v) if Tenant is not in occupancy and actively conducting business in at least 50% of the Leased Premises, (v) to any proposal from a party to lease any portion of the First Refusal Space and any additional space in the Building, or (vi) if Tenant is in default of the Lease.

(a) Procedure. If Landlord receives or is ready to accept a proposal (which may be in the form of a bona fide non-binding letter of intent, memorandum of understanding or other written proposal, including any proposal in an email) from another party that is not a tenant in the Building (whose lease pre-dates the date of this Lease) to lease only all or any portion of the First Refusal Right Space on terms acceptable to Landlord in its sole and absolute discretion (the “Third Party Proposal”), Landlord shall notify Tenant of the basic economic terms of such Third Party Proposal and Tenant shall have five (5) business days after receipt of the Third Party Proposal to provide written notice to Landlord that Tenant accepts the terms of the Third Party Proposal for lease of the proposed First Refusal Space. The failure of Tenant to provide written notice of acceptance within said time period shall be deemed an election by Tenant not to accept the Third Party Proposal.

(b) Effect of Non-Acceptance. If Tenant does not accept the Third Party Proposal, Tenant’s First Refusal Right shall terminate with respect to the First Refusal Space covered in the Third Party Proposal, and Landlord shall be free to lease all or any portion of such First Refusal Space to the party (or any of its affiliates) making the proposal or to any other party on such terms proposed in the Third Party Proposal, or on any other terms. The First Refusal Right shall continue with respect to the remainder of the First Refusal Space not covered in a Third Party Proposal during the First Refusal Period unless and until Tenant does not accept a Third Party Proposal for such space or any portion thereof.

(c) Election to Expand. If Tenant elects to lease the First Refusal Right Space as provided above, then such space shall be included in the Lease, except that the rental payments and other terms shall be modified as to the such space to reflect the terms agreed to in the offer. The parties shall promptly execute an amendment to the Lease, stating the addition of such space to the Leased Premises and such other modifications to the terms and conditions of the Lease as is necessary or appropriate to incorporate the terms and conditions of the lease of such space.

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(d) Personal. The First Refusal Right is personal to the original party signing the Lease as Tenant (including any Affiliates and Permitted Transferees) but may not be transferred or assigned to or exercised by any other party.

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F – INITIAL FORM OF LETTER OF CREDIT FROM SILICON VALLEY BANK

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________

ISSUE DATE: ________

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

DWFIV CENTURY PLAZA, LLC,

C/O DIVCO WEST REAL ESTATE SERVICES, INC.

575 MARKET STREET, 35TH FLOOR

SAN FRANCISCO, CA 94105

APPLICANT:

TERNS, INC

1810 GATEWAY DRIVE, SUITE 320

SAN MATEO, CA 94404

AMOUNT:	US$292,530.00 (TWO HUNDRED NINETY TWO THOUSAND FIVE HUNDRED THIRTY AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:	SVB WILL PUT A SPECIFIC DATE HERE THAT’S 1 YEAR ISSUANCE HERE

PLACE OF EXPIRATION:	ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF ____ IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENT:

1.BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:

“THIS DRAW UNDER YOUR IRREVOCABLE STANDARY LETTER OF CREDIT No. SVBSF ____ REPRESENTS FUNDS DUE AND OWNING TO US PURSUANT TO THE TERMS OF THAT CERTAIN LEASE, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED TO DATE, BY AND BETWEEN ______, AS LANDLORD, AND TERNS, INC., AS TENANT.”. THE UNDERSIGNED HEREBY CERTIFIES THAT: (I) THE UNDERSIGNED IS AN AUTHORIZED REPRESENTATIVE OF LANDLORD; AND (II) LANDLORD IS THE BENEFICIARY OF LETTER OF CREDIT NO. SVBSF ____ ISSUED BY SILICON VALLEY BANK THE AMOUNT HEREBY DRAWN UNDER THE LETTER OF CREDIT IS USS_____, WITH PAYMENT TO BE MADE TO THE FOLLOWING ACCOUNT: [INSERT WIRE INSTRUCTIONS (TO INCLUDE NAME AND ACCOUNT NUMBER OF THE BENEFICIARY)”

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWNING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IS IN STRICT COMPLIANCE WITH THE TERMS AND CONDITONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICLALY RESULT IN PAYMENT TO THE BENEFICIARY.

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY

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REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND December 31, 2024. IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK IN RESPECT OF LETTER OF CREDIT NO. SVBSF_______, YOU ARE DRAWING ON SUCH LETTER OF CREDIT FOR US$_____, AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE REQUIRED DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE.

FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF % OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

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IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT A

TRANSFER FORM

DATE:

TO: SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTN: GLOBAL TRADE FINANCE STANDBY LETTERS OF CREDIT	RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. _________ ISSUED BY SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT:

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,

SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

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